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                                  EXHIBIT 99.1




                                    AGREEMENT
                                       AND
                             PLAN OF REORGANIZATION



                         STERLING FINANCIAL CORPORATION,

                      STERLING EFI ACQUISITION CORPORATION,

                                       AND

                             EQUIPMENT FINANCE, INC.




                                NOVEMBER 2, 2001



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                                                 TABLE OF CONTENTS

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                                                                                                                  Page
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SECTION 1   The Reorganization, The Merger, Closing, Effective Time.............................................    2

SECTION 2   Conversion and Exchange of Shares...................................................................    3

SECTION 3   Representations and Warranties of Sterling..........................................................   11

SECTION 4   Representations and Warranties of EFI...............................................................   15

SECTION 5   Covenants of EFI....................................................................................   29

SECTION 6   Covenants of Sterling...............................................................................   36

SECTION 7   Conditions to the Obligations of Sterling and EFI ..................................................   38

SECTION 8   Termination.........................................................................................   42

SECTION 9   Effect of Termination...............................................................................   43

SECTION 10. Expenses............................................................................................   44

SECTION 11. Confidentiality.....................................................................................   44

SECTION 12. Intentionally Omitted...............................................................................   45

SECTION 13. Survival of Representations and Warranties, Etc ....................................................   45

SECTION 14. Employees ..........................................................................................   45

SECTION 15. Officer ............................................................................................   46

SECTION 16. Board of Directors .................................................................................   46

SECTION 17. Escrow Account .....................................................................................   46

SECTION 18. Entire Agreement ...................................................................................   47

SECTION 19. Publicity ..........................................................................................   47

SECTION 20. Amendment and Waiver ...............................................................................   47

SECTION 21. Governing Law ......................................................................................   48

SECTION 22. Communication ......................................................................................   48

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SECTION 23. Successors and Assigns..............................................................................   48

SECTION 24. Headings, Etc........................................................................................  49

SECTION 25. Certain Definitions; Interpretation..................................................................  49

SECTION 26. Severability.........................................................................................  49

SECTION 27.  No Third Party Beneficiary..........................................................................  49

SECTION 28. Counterparts.........................................................................................  49

SECTION 29. Further Assurances...................................................................................  50



EXHIBITS

EXHIBIT 1         Agreement and Plan of Merger

EXHIBIT 2         George W. Graner Employment Agreement

EXHIBIT 3         Michael J. Schlager Employment Agreement

EXHIBIT 4         Joseph M. Braas Employment Agreement

EXHIBIT 5         Support Agreement

EXHIBIT 6         Affiliates Agreement

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                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") dated as of November 2, 2001, by and among STERLING FINANCIAL CORPORATION, a
Pennsylvania business corporation and registered financial holding company having its principal office in Lancaster, Pennsylvania ("Sterling"), STERLING EFI ACQUISITION CORPORATION (In Organization) ("Acquisition Corporation"), a Pennsylvania business corporation and wholly-owned subsidiary of Sterling, and EQUIPMENT FINANCE, INC., a Pennsylvania business corporation having its principal office in Lancaster, Pennsylvania ("EFI") (collectively referred to as the "Parties").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of Sterling and EFI have each determined that it is in the best interests of their respective companies to consummate the transactions provided for in this Agreement and the exhibits and schedules hereto in the manner provided herein and therein;

         WHEREAS, Sterling shall incorporate and capitalize Acquisition Corporation with sufficient funds as Sterling's direct, wholly-owned subsidiary prior to the effectuation of the transactions contemplated by this Agreement and the exhibits and schedules thereto;

         WHEREAS, the respective Boards of Directors of Sterling and EFI have approved, and deem it advisable and in the best interests of their respective shareholders for EFI to statutorily merge with and into Acquisition Corporation pursuant to the terms and subject to the conditions set forth in this Agreement and the Agreement and Plan of Merger of EFI with and into Acquisition Corporation in the form attached hereto as Exhibit 1 (the "Merger Agreement") and to consummate such plan in accordance with the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Such merger of EFI with and into Acquisition Corporation on the terms and conditions provided in this Agreement and the Merger Agreement shall be referred to herein and therein as the "Merger";

         WHEREAS, subsequent to and immediately after the effectiveness of the Merger, Sterling shall make a capital contribution of the Acquisition Corporation Common Stock (as defined herein) held by Sterling to Bank of Lancaster County, N.A., a national banking association chartered under the laws of the United States and a wholly-owned subsidiary of Sterling ("BLC"), as a result of which Acquisition Corporation will become a wholly-owned subsidiary of BLC, all upon the terms and subject to the conditions set forth herein;

         WHEREAS, as a condition to Sterling's entry into this Agreement and to induce such entry, George W. Graner, Michael J. Schlager and Joseph M. Braas, each adult individuals and officers and employees of EFI are entering into Employment Agreements with Sterling (the "Employment Agreements") attached hereto as Exhibits 2, 3, and 4, respectively;

         WHEREAS, as a condition to Sterling's entry into this Agreement and to induce such entry, James W. Stratton, John T. Detwiler, John S. Estey, George W. Graner, Gerard E. Hefferman, Frank T. Stratton, Michael J. Schlager and Joseph
M. Braas, each adult individuals and directors or officers of EFI are entering into Support Agreements with Sterling (the "Support Agreements") in the form attached hereto as Exhibit 5; and

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         WHEREAS, the Parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby and governing the transactions contemplated herein.

         NOW, THEREFORE, in consideration of the premises, mutual promises, covenants, agreements, representations and warranties hereinafter set forth, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:


         1.       THE REORGANIZATION, THE MERGER, CLOSING, EFFECTIVE
                  TIME.

         (a) Subject to the terms and conditions of this Agreement and in accordance with the applicable laws of the Commonwealth of Pennsylvania, at the Effective Time (as defined in Section 1(c)). EFI shall merge with and into Acquisition Corporation and the separate corporate existence of EFI shall thereupon cease (the "Merger"). Acquisition Corporation shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the Commonwealth of Pennsylvania and the separate corporate existence of Acquisition Corporation with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The name of the Surviving Corporation shall be "Equipment Finance, Inc." The Merger shall have the effects specified in Chapter 19 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL").

         (b) Provided that all conditions precedent set forth in this Agreement shall have been satisfied or shall have been waived in accordance with Section 20 of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Sterling at 101 North Pointe Boulevard, Lancaster, Pennsylvania, or such other mutually agreed upon location, on such date and at such time as shall be agreed upon by the Parties, following three (3) business days' notice to EFI, which date shall, unless otherwise agreed upon by the Parties, be the last business day of a calendar month and not be later than the 15th business day after the latest to occur of (i) the last approval of required governmental authorities is granted and any related waiting periods expire, (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the Merger and (iii) all shareholder approvals required by the Parties hereunder are received. At the Closing, the Parties shall deliver the certificates required by Sections 7(b) and 7(c) of this Agreement and such other documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement. The "Closing Date" when used herein means the day on which the Closing occurs.

         (c) Immediately following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to
                  Section 8 hereof, Acquisition Corporation and EFI will cause articles of merger (the "Articles of Merger") to be delivered and properly filed with the Department of State of the Commonwealth of Pennsylvania (the "Department of State"). The Merger of EFI with and into Acquisition Corporation shall become effective on 11:59 p.m. on the day on which the Closing occurs and the Articles of Merger are filed with the Department

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                  of State or such later date and time as may be mutually agreed upon by the Parties and specified in the Articles of Merger (the "Effective Time"). The "Effective Date" when used herein means the day on which the Effective Time for the Merger occurs. At the Effective Date, EFI shall cease to exist as a separate business corporation, and Acquisition Corporation shall become the surviving corporation of the Merger.


         2.       CONVERSION AND EXCHANGE OF SHARES; FRACTIONAL SHARE
                  INTERESTS.

         (a) MERGER CONSIDERATION. On the Effective Date, each share of the common stock of EFI, par value $.01 per share, ("EFI Common Stock") issued and outstanding immediately prior to the Closing Date (except as provided in paragraph (b) of this Section 2, and subject to paragraphs (e) and (f) of this
                  Section 2), shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, become and be converted into the right to receive (i) without interest, $12.48 in cash (the "Cash Consideration"), (ii)
                  0.5869 shares (the "Exchange Ratio") of common stock of Sterling, par value $5.00 per share ("Sterling Common Stock") (the "Stock Consideration") or (iii) a combination of cash and shares of Sterling Common Stock as provided in Sections 2(c)(5)(A), (B) and (C) below. In addition, each EFI shareholder shall receive a pro rata share of the Escrow Reserve Fund, as defined in Section 17 hereof (the "Reserve Consideration"). Subject to paragraph (e) of this Section 2, the Stock Consideration to be issued under this Agreement shall not exceed 954,914 shares of Sterling Common Stock and subject to paragraphs (f) and (i) of this Section 2, the aggregate Cash Consideration shall be approximately $8,000,000. The Cash Consideration, the Stock Consideration and the Reserve Consideration are sometimes referred to herein collectively as the "Merger Consideration".

         (b)      TREASURY STOCK, DISSENTING SHAREHOLDERS.

                  (1) On the Effective Date, all shares of EFI Common Stock held in the treasury of EFI and all shares of EFI Common Stock owned by Sterling or owned beneficially by any subsidiary of Sterling shall be cancelled and no cash, stock, debt or other property shall be delivered in exchange therefore.

                  (2) Notwithstanding any other provision contained in this Agreement, no shares of EFI Common Stock that are issued and outstanding as of the Effective Date and that are held by a shareholder who has properly exercised his appraisal rights (any such shares being referred to herein as "Dissenting Shares") under applicable law shall be converted into the right to receive the Merger Consideration as provided in paragraph (a) of this Section 2 unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his right to dissent from the Merger under applicable law and to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to and subject to the requirements of applicable law. If any such holder shall have so failed to perfect or effectively withdrawn or lost such right prior to the Election Deadline (as defined herein), each of such holder's shares of

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                           EFI Common Stock shall thereupon be deemed to be
                           Non-Election Shares (as defined herein) for all purposes under this Section 2. If any holder of Dissenting Shares shall have so failed to perfect or effectively withdrawn or lost such holder's right to dissent from the Merger after the Election Deadline, each of such holder's shares of EFI Common Stock shall thereupon be deemed to have been converted into and to have become, as of the Effective Date, the right to receive the Stock Consideration or the Cash Consideration or a combination thereof as determined by Sterling in its sole discretion.

         (c)      EXCHANGE OF STOCK CERTIFICATES, ELECTION.

                  (1) An election form (an "Election Form") and other appropriate and customary transmittal materials, which shall specify how delivery shall be effected, and risk of loss and title to the certificates theretofore representing EFI Common Stock ("Certificates") shall pass, only upon proper delivery of such Certificates to a bank or trust company designated by Sterling and reasonably satisfactory to EFI (the "Exchange Agent") in such form as EFI and Sterling shall mutually agree shall be mailed on the Mailing Date (as defined below) to each holder of record of shares of EFI Common Stock (other than holders of Dissenting Shares or shares of EFI Common Stock to be cancelled as provided in paragraph (b)(1) of this Section 2) as of a record date which shall be the same date as the record date for eligibility to vote on the Merger. The "Mailing Date" shall be the date on which proxy materials relating to the Merger are mailed to holders of shares of EFI Common Stock.

                  (2) Each Election Form shall entitle the holder of shares of EFI Common Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i) elect to receive the Cash Consideration for all of such holder's shares (a "Cash Election") (subject to Section 2(c)(4), the aggregate number of shares of EFI Common Stock that will be converted into the right to receive cash in the Merger (the "Cash Election Number") will be approximately 27.6% of the total number of shares of EFI Common Stock issued and outstanding as of the Closing Date), (ii) elect to receive the Stock Consideration for all of such holder's shares (a "Stock Election") (subject to Section 2(c)(4), the aggregate number of shares of EFI Common Stock that will be converted into the right to receive shares of Sterling Common Stock in the Merger (the "Stock Election Number") shall be approximately 72.4% of the total number of shares of EFI Common Stock issued and outstanding as of the Closing Date), (iii) elect to receive the Cash Consideration with respect to some of such holder's shares and elect to receive the Stock Consideration with respect to such holder's remaining shares (a "Mixed Election"), or (iv) make no election or to indicate that such holder has no preference as to the receipt of the Cash Consideration or the Stock Consideration (a "Non- Election"). Holders of record of shares of EFI Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all the shares of EFI Common Stock held by that Representative for a particular

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                         beneficial owner. Shares of EFI Common Stock as to
                         which a Cash Election has been made are referred to herein as "Cash Election Shares". Shares of EFI Common Stock as to which a Stock Election has been made are referred to herein as "Stock Election Shares". In the case of a Mixed Election, the number of shares of EFI Common Stock for which the holder making the Mixed Election has indicated an election to receive Cash Consideration will be treated as Cash Election Shares and the number of shares of EFI Common Stock for which the holder making the Mixed Election has indicated an election to receive Stock Consideration will be treated as Stock Election Shares. Shares of EFI Common Stock as to which no election or a Non-Election has been made are referred to as "Non-Election Shares".

                  (3) To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m. Eastern Standard Time on the 15th calendar day following the Mailing Date (or such other time and date as EFI and Sterling may mutually agree) (the "Election Deadline"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and, if required by Sterling pursuant to paragraph (g) of this Section 2, indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of EFI Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any EFI shareholder may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any EFI shareholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Certificates, or of the guarantee of delivery of such Certificates, previously deposited with the Exchange Agent. All elections shall be revoked automatically if the Exchange Agent is notified in writing by Sterling and EFI that this Agreement has been terminated. If a shareholder either
                         (i) does not submit a properly completed Election Form by the Election Deadline, or (ii) revokes its Election Form and does not thereafter duly deliver a properly completed Election Form to the Exchange Agent prior to the Election Deadline, the shares of EFI Common Stock held by such shareholder shall be designated "Non-Election Shares". Sterling shall cause the Certificates representing EFI Common Stock described in clause (ii) of this paragraph (c)(3) to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.


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                  (4)    Notwithstanding any other provision contained in this
                         Section 2 to the contrary (other than Sections 2(e),
                         (f) and (i)), a minimum of 72.4% of the Merger Consideration shall be in the form of the Stock Consideration and a maximum of 27.6% of the Merger Consideration shall be in the form of the Cash Consideration; provided, however, that for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code and, notwithstanding anything to the contrary contained herein, in order that the Merger will not fail to satisfy requirements under applicable federal income tax principles relating to reorganizations under
                         Section 368(a) of the Code, as reasonably determined by Ernst & Young LLP ("E&Y"), after consultation with KPMG LLP ("KPMG"), Sterling shall increase the number of outstanding EFI shares that will be converted into the Stock Consideration and reduce the number of outstanding EFI shares that will be converted into the right to receive the Cash Consideration.

                  (5) Within fifteen (15) days after the Election Deadline, Sterling shall cause the Exchange Agent to effect the allocation among the holders of EFI Common Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

                         (A) Oversubscribed Cash Election. If the aggregate number of Cash Election Shares (including the shares for which a Cash Election was deemed to be made pursuant to a Mixed Election) exceeds the Cash Election Number, (1) each Cash Election Share shall be converted into (i) the right to receive an amount of cash, without interest, equal to the product of (a) the Cash Consideration and (b) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Sterling Common Stock equal to the product of
                         (a) the Exchange Ratio and (b) a fraction equal to one minus the Cash Fraction and (2) each Stock Election Share and each Non Election Share (each as defined below) shall be converted into the right to receive a number of shares of Sterling Common Stock equal to the Exchange Ratio.

                         (B) Oversubscribed Stock Election. If the aggregate number of Stock Election Shares (including the shares for which a Stock Election was deemed to be made pursuant to a Mixed Election) exceeds the Stock Election Number, (1) each Stock Election Share shall be converted into (i) the right to receive a number of shares of Sterling Common Stock, equal to the product of (a) the Exchange Ratio and (b) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and
                         (ii) an amount of cash, without interest, equal to the product of (a) the Cash Consideration and (b) a fraction equal to one minus the Stock Fraction and (2) each Cash Election Share and each Non Election Share shall be converted into the right to receive an amount of cash, without interest, equal to the Cash Consideration.

                         (C) Undersubscribed Cash Election and Stock Election. If (x) the aggregate number of Cash Election Shares is equal to or less than the Cash

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                           Election Number and (y) the aggregate number of Stock
                           Election Shares is equal to or less than the Stock Election Number, (1) each Cash Election Share shall be converted into the right to receive an amount of cash, without interest, equal to the Cash Consideration, (2) each Stock Election Share shall be converted into the right to receive a number of shares of Sterling Common Stock equal to the Exchange Ratio and (3) each Non Election Share shall be converted into the right to receive (A) an amount of cash, without interest, equal to the product of (i) the Cash Consideration and (ii) a fraction (x) the numerator of which shall be the Cash Election Number less the number of Cash Election Shares and (y) the denominator of which shall be the aggregate number of Non Election Shares and (B) a number of shares of Sterling Common Stock equal to the product of (i) the Exchange Ratio and (ii) a fraction (x) the numerator of which shall be the Stock Election Number less the number of Stock Election Shares and (y) the denominator of which shall be the aggregate number of Non Election Shares.

                  (6) All of the shares of EFI Common Stock converted into and exchangeable for the Merger Consideration pursuant to this Section 2 shall no longer be outstanding and shall automatically be cancelled and cease to exist as of the Effective Date. Each Certificate previously representing any such shares of EFI Common Stock shall thereafter represent the right to receive the Merger Consideration pursuant to this Section 2, as allocated among the holders of EFI Common Stock in accordance with this paragraph 2(c).

                  (7) At the Effective Date, Sterling shall deposit, or shall cause to be deposited, with the Exchange Agent, for exchange in accordance with this paragraph 2(c),
                           (i) certificates representing the aggregate number of shares of Sterling Common Stock into which the outstanding shares of EFI Common Stock shall be converted pursuant to this Section 2, and (ii) cash in the amount of the aggregate Cash Consideration, and the aggregate amount of cash to be paid in lieu of fractional shares. As soon as practicable after the Effective Date, the Exchange Agent shall mail to all holders of record of EFI Common Stock who did not previously submit completed Election Forms letters of transmittal specifying the procedures for the delivery of such holders' certificates to the Exchange Agent and describing the Merger Consideration such holders will receive therefor. Also as soon as practicable after the Effective Date (with allowance for the mailing of the letters of transmittal described in the preceding sentence), the Exchange Agent shall distribute to holders of shares of EFI Common Stock, upon surrender to the Exchange Agent (to the extent not previously surrendered with an Election Form) of one or more Certificates for cancellation, (i) a certificate representing that number of whole shares of Sterling Common Stock, if any, that such holder has the right to receive pursuant to this Agreement and (ii) a check for an amount equal to the cash, if any, which such holder has the right to receive pursuant to this Agreement (including any cash in lieu of any fractional shares of Sterling Common Stock to which such holder is entitled pursuant to paragraph (f) hereof and any dividends or other distributions to which such holder is entitled pursuant to the provisions set forth below). In no event shall the holder of any such surrendered Certificates be entitled to receive interest

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                           on any of the Cash Consideration or cash in lieu of
                           fractional share interests to be received in the Merger. If a check is to be issued in the name of a person other than the person in whose name the Certificates surrendered for exchange therefor are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer taxes required by reason of issuance of such check to a person other than the registered holder of the Certificates surrendered, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not applicable. No dividends or other distributions declared after the Effective Date with respect to Sterling Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 2; after the surrender of such Certificate in accordance with this Section 2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Sterling Common Stock, if any, represented by such Certificate. Certificates surrendered for exchange by any person who is an "affiliate" of EFI for purposes of Rule 145(c) under the Securities Act of 1933, as amended, (the "1933 Act") shall not be exchanged for certificates representing shares of Sterling Common Stock until Sterling has received the written agreement of such person in the form attached hereto as Exhibit 6. If any certificate for shares of Sterling Common Stock is to be issued in a name other than that in which a Certificate surrendered for exchange is issued, the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Certificate surrendered or provide funds for their purchase or establish to the reasonable satisfaction of Sterling or its agent that such taxes have been paid or are not payable.

         (d) CLOSING OF STOCK TRANSFER BOOKS; CANCELLATION OF EFI CERTIFICATES. At the Effective Date, the stock transfer books of EFI shall be closed and no transfer of EFI Common Stock shall thereafter be made or recognized. If, after the Effective Date, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration as provided in this Section 2. Any other provision of this Agreement notwithstanding, neither Sterling or its agent nor any party to the Merger shall be liable to a holder of EFI Common Stock for any amount paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (e) ANTIDILUTION PROVISION. In the event that prior to the Effective Date, the outstanding shares of Sterling Common Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split or other like changes in Sterling's capitalization, then an appropriate and proportionate adjustment shall be made to the Stock Consideration (including the Exchange Ratio).


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         (f)      NO FRACTIONAL SHARES. Notwithstanding any other provision
                  hereof, each holder of shares of EFI Common Stock who would otherwise have been entitled to receive pursuant to this
                  Section 2 a fraction of a share of Sterling Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash in an amount equal to the pro-rata cash consideration value for each share as established in paragraph 2(a) of this Agreement. No such holder shall be entitled to dividends, voting rights or any other shareholder right in respect of such fractional share.

         (g) LOST OR DESTROYED CERTIFICATES. In the event any Certificate, as of the Closing Date, shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Sterling, the posting by such person of a bond in such amount as Sterling may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Sterling Common Stock constituting the Stock Consideration and cash in lieu of fractional shares.

         (h)      OTHER MATTERS.

                  (1) Notwithstanding any term of this Agreement to the contrary, Sterling may, in its discretion at any time prior to the Effective Date, designate a direct or indirect wholly-owned subsidiary to substitute for Acquisition Corporation as the constituent corporation in the Merger by written notice to EFI so long as the exercise of this right does not cause a material delay in the consummation of the transactions contemplated herein or otherwise adversely affect the consummation or the tax consequences of the transactions contemplated herein. Sterling shall also have the right to cause EFI or such substitute to be the Surviving Corporation of the Merger described at Section 1(a), so long as the exercise of such right does not have a Material Adverse Effect on the interests of the EFI shareholders or cause a material delay in, or otherwise adversely affect, consummation or the tax consequences of the transactions contemplated herein; if such right is exercised, this Agreement shall be deemed to be modified to accord such change.

                  (2) Nothing set forth in this Agreement or any exhibit or schedule hereto shall be construed:

                           (i) to preclude Sterling or any Sterling affiliate from acquiring or assuming, or to limit in any way the right of Sterling or any Sterling affiliate to acquire or assume, prior to or following the Effective Date, the stock, or assets or liabilities of any other financial services institution or other corporation or entity, whether by issuance or exchange of Sterling Common Stock, or otherwise;

                           (ii) to preclude Sterling from issuing, or to limit in any way the right of Sterling to issue, prior to or following the Effective Date, Sterling Common Stock or other securities;


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                           (iii)    to preclude Sterling from granting employee,
                                    director or compensatory options at any time with respect to Sterling Common Stock or other securities;

                           (iv) to preclude option holders of Sterling from exercising options at any time with respect to Sterling Common Stock or other securities; or

                           (v) to preclude Sterling or any Sterling affiliate from taking, or to limit in any way the right of either of them to take, any other action not expressly and specifically prohibited by the terms of this Agreement.

         (i)      POST CLOSING ADJUSTMENTS.

                  (1) As soon as practicable, but in no event more than one hundred twenty (120) days after Closing, KPMG shall deliver to Sterling and E&Y a balance sheet of EFI as of the Closing Date (the "EFI Closing Balance Sheet"), prepared by KPMG, after consultation with E&Y, in accordance with generally accepted accounting principles ("GAAP") consistently applied.

                  (2) Within ten (10) business days after the receipt of the EFI Closing Balance Sheet (the "Settlement Date"), (i) if the equity capital account of EFI on the Closing Date as shown on the EFI Closing Balance Sheet exceeds Twelve Million, Seven Hundred Ninety-five Thousand Dollars ($12,795,000), then the aggregate Cash Consideration to be paid to EFI shareholders will be increased, dollar-for-dollar by the amount by which the equity capital account on the EFI Closing Balance Sheet exceeds Twelve Million, Seven Hundred Ninety-five Thousand Dollars ($12,795,000) or (ii) if the equity capital account of EFI on the Closing Date as shown on the EFI Closing Balance Sheet is less than Twelve Million, Seven Hundred Ninety-five Thousand Dollars ($12,795,000), then Sterling shall receive from the Escrow Account (as defined in Section 17), an amount equal to the difference between Twelve Million, Seven Hundred Ninety- five Thousand Dollars ($12,795,000) and the equity capital account of EFI on the Closing Date as shown on the EFI Closing Balance Sheet. The increased Cash Consideration, if any, will be distributed as a cash payment to all holders of shares of EFI Common Stock on a pro rata basis in the same manner as described in paragraph (c)(7) of this Section 2 within 25 days after the Settlement Date.

                  (3) The EFI Closing Balance Sheet shall be final and binding for all purposes unless, within five (5) days after delivery of the EFI Closing Balance Sheet by KPMG, E&Y shall notify Sterling and KPMG in writing of its disagreement with any item or amount included therein or omitted therefrom, in which case, if E&Y and KPMG are unable to resolve the disputed issues within five (5) days after the receipt by Sterling and E&Y of notice of such disagreement, such objection(s) shall be resolved by an independent accounting firm selected by mutual agreement between E&Y and KPMG, provided that any accounting firm which shall have provided services to Sterling or EFI or any of their respective affiliates during the twelve month period ending on the Closing Date shall be disqualified. The determination of such accounting firm shall be final and binding for all purposes. The difference between E&Y's and KPMG's determination and the

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                  arbitrating accounting firm's determination of any adjustments shall be calculated and the fees of such firm shall be paid by the party whose calculation of the equity capital account differs by the greater amount from the amount determined by the arbitrating accounting firm.

                  (4) The Reserve Consideration shall be paid in the manner described in Section 17 hereof and the Escrow Agreement as defined therein.

         3. REPRESENTATIONS AND WARRANTIES OF STERLING. Sterling represents and warrants to EFI as follows:

         (a) AUTHORITY. Sterling has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and the Merger Agreement. The execution and delivery of this Agreement, the Merger Agreement and the Employment Agreements and the consummation of the transactions contemplated herein and therein, respectively, have been duly and validly authorized by the Board of Directors of Sterling, and except for the approval of this Agreement and the Merger Agreement, as the sole shareholder of Acquisition Corporation, Sterling has taken all corporate action necessary on its part to authorize this Agreement, the Merger Agreement and the Employment Agreements and the performance of the transactions contemplated herein and therein, respectively. This Agreement, the Merger Agreement and the Employment Agreements have been duly executed and delivered by Sterling and, assuming due authorization, execution and delivery by EFI, and receipt of required regulatory and shareholder approvals, constitute valid and binding obligations of Sterling in each case enforceable against Sterling in accordance with their respective terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles. Subject to regulatory approval, the execution, delivery and consummation of this Agreement, the Merger Agreement and the Employment Agreements will not constitute a violation or breach of or default under the Articles of Incorporation or the Bylaws of Sterling or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which Sterling is a party or by which Sterling or any of its properties are bound, nor constitute a material default under or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Sterling pursuant to any note, bond, mortgage, indenture, license, agreement or other instrument or obligation.

         (b) ORGANIZATION AND STANDING. Sterling is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Sterling is a registered financial holding company under the Bank Holding Company Act of 1956, as amended, and has full power and lawful authority to own and hold its properties and to carry on its present business. Sterling is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by Sterling requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on Sterling and its subsidiaries, taken as a whole. Sterling owns, directly or indirectly all of the

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                  issued and outstanding shares of capital stock of BLC, Bank of
                  Hanover and Trust Company ("Hanover") and The First National Bank of North East. BLC and The First National Bank of North East are national banking associations duly organized, validly existing and in good standing under the laws of the United States. Hanover is a Pennsylvania chartered bank and trust company, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. BLC, Hanover and The First National Bank of North East are duly authorized to engage in the banking business as an insured bank under the Federal Deposit Insurance Act, as amended.

         (c) CAPITALIZATION. The authorized capital stock of Sterling, as of the date of this Agreement, consists solely of 35,000,000 shares of common stock, par value $5.00 per share of which, as of September 30, 2001, 12,516,307 shares were issued and outstanding. Sterling maintains a Stock Incentive Plan of which 323,849 shares, subject to antidilution provisions, were reserved for issuance at December 31, 2000. All outstanding shares of Sterling Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The shares of Sterling Common Stock to be issued in connection with this Agreement and the Merger Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement and the Merger Agreement will be validly issued, fully paid and nonassessable.

         (d) ARTICLES OF INCORPORATION AND BYLAWS. The copies of the Articles of Incorporation, as amended, of the Bylaws, as amended, which have been delivered to EFI are true, correct, and complete.

         (e) FINANCIAL STATEMENTS. Sterling has delivered to EFI the following financial statements: (i) Consolidated Balance Sheets, Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows as of and for the years ended December 31, 2000 and December 31, 1999, certified by independent public accountants and set forth in the Annual Report to the shareholders of Sterling for the year ended December 31, 2000; and (ii) a Consolidated Statement of Condition and a Consolidated Statement of Income for the six-month period ended June 30, 2001, set forth in a "Quarterly Report" to the shareholders of Sterling (the foregoing Consolidated Statement of Condition being hereinafter referred to as the "Sterling Financial Statements"). Each of the foregoing financial statements fairly presents the consolidated financial position, assets, liabilities and results of operations of Sterling at their respective dates and for the respective periods then ended and has been prepared in accordance with GAAP consistently applied, except as otherwise noted in a footnote thereto and subject in the case of the interim financial statements contained in the aforesaid Quarterly Report to normal recurring year-end adjustments, which are not Material individually or in the aggregate.

         (f)      ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in
                  Schedule 3(f) or as reflected, noted or adequately reserved against in the Sterling Financial Statements, at December 31, 2000, Sterling had no Material liabilities (whether accrued, absolute, contingent or otherwise) which are required to be reflected, noted or reserved against therein under GAAP or which are in any case or in the aggregate Material. Except as described in Schedule 3(f), since December 31, 2000, Sterling has not incurred any such liability other than liabilities of the same

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                  nature as those set forth in the Sterling Financial
                  Statements, all of which have been reasonably incurred in the Ordinary Course of Business (as defined in Section 5(a)(1) of this Agreement.)

         (g) ABSENCE OF CHANGES. Since December 31, 2000, there has not been any change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sterling that would have a Material Adverse Effect on it.

         (h) LITIGATION. Except as disclosed in Schedule 3(h): (i) there is no litigation, investigation or proceeding pending, or to the knowledge of Sterling threatened, that involves Sterling or its properties and that, if determined adversely to Sterling, would have a Material Adverse Effect on the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sterling; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, consent agreements, memoranda of understanding or other directives of any federal, state or local court or governmental authority or of any arbitration tribunal against Sterling which would have a Material Adverse Effect on the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sterling or restrict in any manner the right of Sterling to conduct its business as presently conducted; and (iii) Sterling is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to Sterling, would have a Material Adverse Effect on the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sterling. All litigation in which Sterling is involved as a plaintiff (other than routine collection and foreclosure suits initiated in the Ordinary Course of Business in which the amount sought to be recovered is less than $25,000) is identified in Schedule 3(h).

         (i) COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS. Except as disclosed in Schedule 3(i) or where noncompliance would not have a Material Adverse Effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sterling: (i) Sterling is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to Sterling or to any of its properties; and (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of Sterling as presently conducted have been duly obtained and are in full force and effect and there are no proceedings pending, or to the knowledge of Sterling threatened, which may result in the revocation, cancellation, suspension or Material adverse modification of any thereof.

         (j) COMPLETE AND ACCURATE DISCLOSURE. Neither this Agreement (insofar as it relates to Sterling, Sterling Common Stock and Sterling's involvement in the transactions contemplated hereby) nor any financial statement, schedule (including, without limitation, Schedule 3(j)), certificate, or other statement or document delivered by Sterling to EFI in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any Material fact or omits to state any Material fact necessary to

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                  make the statements contained herein or therein not Materially false or misleading.

         (k) REGISTRATION UNDER THE SECURITIES EXCHANGE ACT OF 1934. Sterling Common Stock is registered under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), and is subject to the periodic reporting requirements imposed by
                  Section 13 of the 1934 Act.

         (l) PROXY STATEMENT/PROSPECTUS. At the time the Proxy Statement/Prospectus (as defined in Section 6(a)(2) of this Agreement) is mailed to the shareholders of EFI and at all times subsequent to such mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to Sterling, Sterling Common Stock, and actions taken and statements made by Sterling in connection with the transactions contemplated herein (other than information provided by EFI to Sterling), will: (i) comply in all Material respects with applicable provisions of the 1933 Act and the 1934 Act and the pertinent rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any Material fact, or omits to state any Material fact that is necessary to be stated therein in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

         (m) ACCURACY OF REPRESENTATIONS. Until Closing, Sterling will promptly notify EFI if any of the representations contained in this Section 3 cease to be true and correct subsequent to the date hereof.

         (n) REPORTS. Sterling has delivered to EFI complete copies of (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 2000, (ii) Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, and June 30, 2001 and (iii) the proxy statement relating to the 2001 Annual Meeting of Shareholders.

         (o) BROKERS. Neither Sterling nor any of its officers, directors, employees or agents have employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with this Agreement or the transactions contemplated hereby.

         (p) NATIONAL MARKET SYSTEM. Sterling Common Stock is traded on the NASDAQ/NMS.

         (q)      REPRESENTATIONS AND WARRANTIES AS TO ACQUISITION CORPORATION.

                  (1) Organization. Acquisition Corporation is a corporation duly organized, validly existing and duly subsisting under the laws of the Commonwealth of Pennsylvania. All of the outstanding shares of capital stock of Acquisition Corporation have been validly issued, are fully paid and nonassessable and are owned directly by Sterling free and clear of any lien, charge or other encumbrance. Acquisition Corporation has acquired

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                           no assets and has conducted no business except in
                           furtherance of the transactions contemplated by this Agreement.

                  (2) Authority. Acquisition Corporation has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Acquisition Corporation and the consummation of the transactions described herein have been duly and validly authorized by all necessary corporate actions (including without limitation shareholder action) in respect thereof on the part of Acquisition Corporation. This Agreement is a valid and binding obligation of Acquisition Corporation, enforceable against Acquisition Corporation in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditor's rights or general principles of equity.

                  (3) Capitalization. The authorized capital stock of Acquisition Corporation consists of one thousand (1,000) shares of common stock, par value $1.00 per share ("Acquisition Corporation Common Stock"). All outstanding shares of Acquisition Corporation Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable and are owned by Sterling as sole shareholder.

         4. REPRESENTATIONS AND WARRANTIES OF EFI. EFI represents and warrants to Sterling as follows:

         (a) CORPORATE ORGANIZATION AND QUALIFICATION. EFI is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by EFI requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on EFI and its subsidiary, taken as a whole. EFI owns, directly or indirectly all of the issued and outstanding shares of capital stock of E.F.I. Holdings, Inc. ("EFI Holdings"). EFI Holdings is a Delaware holding company, duly organized, validly existing and in good standing under the laws of the State of Delaware. EFI and EFI Holdings, each have the requisite corporate and other power and authority (including all federal, state, local and foreign governmental authorizations) to carry on their respective businesses as now being conducted and to own its properties and assets. EFI has made available to Sterling a complete and correct copy of the articles of incorporation and bylaws of EFI, and EFI Holdings has made available to Sterling a complete and correct copy of the charter and bylaws of EFI Holdings and such charter or articles, as applicable, and such bylaws are in full force and effect as of the date hereof.

         (b) AUTHORIZED CAPITAL. The authorized capital stock of EFI consists of 10,000,000 shares of EFI Common Stock, $.01 par value per share, of which 2,540,000 shares of EFI Common Stock were issued, 216,608 shares of EFI Common Stock were held in the treasury of EFI and 2,323,392 shares of EFI Common Stock were issued and outstanding as of the date of this Agreement. The stock of EFI Holdings consists of 1,000 shares of common stock, $1.00 par value per share, of

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                  which 100 shares of common stock were issued and outstanding as of the date of this Agreement; all of these shares are owned by EFI. All of the outstanding shares of capital stock of EFI have been duly authorized and are validly issued, fully paid and nonassessable. No shares of EFI are held in connection with a debt previously contracted. Neither EFI nor EFI Holdings has any shares of capital stock reserved for issuance. Neither EFI nor EFI Holdings has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with shareholders on any matter. Except as disclosed on Schedule 4(b) hereto, the shares of EFI Holdings common stock owned by EFI are owned free and clear of all liens, pledges, security interests, claims or other encumbrances. The outstanding shares of capital stock of EFI have not been issued in violation of any preemptive rights. There are no outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of EFI. After the Effective Time, EFI will have no obligation which is being assumed by Sterling which will result in any obligation to issue, transfer or sell any shares of capital stock pursuant to any EFI/EFI Holdings Employee Plan (as defined in Section 4 (m)).

         (c)      INTENTIONALLY OMITTED

         (d) CORPORATE AUTHORITY. Subject only to approval of this Agreement by the holders of the number of votes required by EFI's articles of incorporation or bylaws cast by all holders of EFI Common Stock (without any minority, class or series voting requirement), EFI has the requisite corporate power and authority, and legal right, and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions applicable to EFI contemplated hereby. This Agreement has been duly and validly executed and delivered by EFI and constitutes the valid and binding obligations of EFI enforceable against it, in accordance with its terms, except to the extent enforcement is limited by bankruptcy, insolvency and other similar laws affecting creditors' rights or the application by a court of equitable principles.

         (e) NO VIOLATIONS. Except as disclosed on Schedule 4(e) hereto, the execution, delivery and performance of this Agreement by EFI does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) subject to receipt of any required regulatory approvals, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, to which EFI (or any of its properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Merger, (ii) a breach or violation of, or a default under EFI's Articles of Incorporation, or bylaws, or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of EFI under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, capital lease, security agreement, loan agreement, or commitment for the borrowing of money, or the deferred purchase price of assets, or other agreement, instrument or obligation to which EFI is a party, or to which any of

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                  EFI's properties or assets may be bound, or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on EFI or enable any person to enjoin the Merger; and, except as disclosed on Schedule 4(e) hereto, the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (x) all required approvals, consents and waivers of governmental authorities, (y) any such approval, consent or waiver that already has been obtained, and (z) any other approvals, consents or waivers, the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on EFI or enable any person to enjoin the Merger.

         (f)      REPORTS AND FINANCIAL STATEMENTS.

                  (1) EFI has delivered to Sterling the following financial statements and reports: (i) Consolidated Balance Sheets, Consolidated Statements of Earnings, Consolidated Statements of Changes in Shareholder's Equity, and Consolidated Statements of Cash Flows as of and for the years ended December 31, 2000, December 31, 1999, and December 31, 1998, certified by independent public accountants, and (ii) a Consolidated Balance Sheet and a Consolidated Statement of Income for the six-month period ended June 30, 2001 (the foregoing consolidated financial statements being hereinafter referred to as the "EFI Financial Statements"). Each of the EFI Financial Statements fairly presents the consolidated financial position, assets, liabilities and results of operations of EFI at their respective dates and for the respective periods then ended and has been prepared in accordance with GAAP consistently applied, except as otherwise noted in a footnote thereto and subject in the case of the interim financial statements: (A) to normal recurring year-end adjustments, which are not Material individually or in the aggregate, and (B) the application of FAS 133. No documents to be filed by EFI with any regulatory agency in connection with this Agreement or the transactions contemplated hereby will contain any untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents that EFI is responsible for filing with any regulatory agency in connection with the Merger will comply as to form in all Material respects with the requirements of applicable law.

                  (2) Since January 1, 2000, EFI has not been required to file any Material report, registration or statement with any state, federal or local regulatory authority and any other regulatory authority, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any state or municipality where EFI conducts business, and has no fees and assessments required to be paid in connection therewith.


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         (g)      ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2000,
                  EFI has not incurred any Material liability, except in the ordinary course of its business consistent with past practice, nor has there been any change in the financial condition, properties, assets, business, results of operations or prospects of it which, individually or in the aggregate, has had, or might reasonably be expected to result in, a Material Adverse Effect on it.

         (h) TAXES. EFI's federal income tax returns have been examined and closed or otherwise closed by operation of law through 1998. All federal, state, local and foreign tax returns, including, but not limited to, any and all Pennsylvania and Delaware tax filings and all sales and use and payroll tax returns required to be filed by it or on its behalf, have been timely filed, or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and, to the knowledge of management, all such filed returns are complete and accurate in all Material respects. All taxes shown on such returns, and all taxes required to be shown on returns for which extensions have been granted, have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with GAAP) other than those taxes which are being contested in appropriate forums in proceedings which are being diligently pursued. Adequate provision has been made on its balance sheet (in accordance with GAAP) for all federal, state, local and foreign tax liabilities for periods subsequent to those for which returns have been filed. There is no audit examination, deficiency, or refund litigation pending or, to the knowledge of EFI's management, threatened, with respect to any taxes that could result in a determination that would have a Material Adverse Effect on it. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with GAAP). It has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

         (i) LITIGATION AND LIABILITIES. Except as disclosed on Schedule 4(i) hereto, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings before any court, governmental agency or otherwise pending or, to the knowledge of management, threatened against EFI or (ii) obligations or liabilities, whether or not accrued (contingent or otherwise, including, without limitation, those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which its management is aware that could reasonably be expected to result in any claims against or obligations or liabilities of it), that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on it or to hinder or delay, in any Material respect, consummation of the transactions contemplated by this Agreement.

         (j) ABSENCE OF REGULATORY ACTIONS. EFI is not subject to any federal or state governmental authority charged with the supervision or regulation of commercial finance companies.


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         (k)      AGREEMENTS.

                  (l) Except as disclosed on Schedule 4(k) hereto, EFI is not a party to, or bound by, any oral or written:

                           (A) "Material contract" as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the Securities and Exchange Commission ("SEC");

                           (B) consulting agreement not terminable on thirty (30) days or less notice involving the payment of more than $10,000 per annum, in the case of any such agreement;

                           (C) agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are Materially altered, upon the occurrence of a transaction of the nature contemplated by this Agreement;

                           (D) agreement with respect to any officer providing any term of employment or compensation guarantee extending for a period longer than one year or for a payment in excess of $10,000;

                           (E) agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                           (F) agreement containing covenants that limit its ability to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, it may carry on its business (other than as may be required by law or any regulatory agency);

                           (G) agreement, contract or understanding, other than this Agreement, regarding the capital stock of EFI or committing to dispose of some or all of the capital stock or substantially all of the assets of EFI; or

                           (H) collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization.

                  (2) EFI is not in default under or in violation of any provision of any note, bond, indenture, deed of trust, capital lease, security agreement, loan agreement, or commitment for the borrowing of money, or the deferred purchase price of assets, lease or other agreement to which it is a party or to which any of its properties or assets is subject, other than such defaults

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                           or violations as could not reasonably be expected,
                           individually or in the aggregate, to have a Material Adverse Effect on it.

         (l) LABOR MATTERS. EFI is not the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving it pending or threatened.

         (m) EMPLOYEE BENEFIT PLANS. Schedule 4(m) contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other employee benefits, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, in respect to any of EFI's present or former directors, officers or other employees (hereinafter referred to collectively as the "Employee Plans").

                  (1) All of the Employee Plans comply in all Material respects with all applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws; it has not engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which is likely to result in any Material penalties, taxes or other events under
                           Section 502(i) of ERISA or Section 4975 of the Code which would have a Material Adverse Effect on it.

                  (2) No liability to the Pension Benefit Guaranty Corporation has been or is expected by it to be incurred with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001 (a)(15) of ERISA) currently or formerly maintained by it or any entity which is considered one employer with EFI under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate").

                  (3) No Pension Plan or single-employer plan of an ERISA Affiliate had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; all contributions to any Pension Plan or single-employer plan of an ERISA Affiliate that were required by
                           Section 302 of ERISA and were due prior to the date hereof have been made on or before the respective dates on which such contributions were due; the fair market value of the assets of each Pension Plan or single-employer plan of an ERISA Affiliate exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan or single employer plan of an ERISA Affiliate as of the end of the most recent plan year with respect to the respective Pension Plan or single-employer plan of an ERISA Affiliate ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan or single-employer plan of an ERISA Affiliate as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the

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                           30-day reporting requirement has not been waived has
                           been required to be filed for any Pension Plan or single-employer plan of an ERISA Affiliate within the 12-month period ending on the date hereof.

                  (4) Neither has it provided, nor is it required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                  (5) Neither it nor any ERISA Affiliate has contributed to any "multi-employer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

                  (6) Each Employee Plan of it which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under
                           Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS") covering the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984 and the Deficit Reduction Act of 1984 and the Tax Reform Act of 1986; it is not aware of any circumstances likely to result in revocation of any such favorable determination letter; each such Employee Plan has been amended to reflect the requirements of subsequent legislation applicable to such plans; and each Qualified Plan has complied at all relevant times in all Material respects with all applicable requirements of Section 401(a) of the Code.

                  (7) Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has at all relevant times satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder.

                  (8) Neither it nor any ERISA Affiliate has committed any act or omission or engaged in any transaction that has caused it to incur, or created a Material risk that it may incur, liability for any excise tax under Sections 4971 through 4980B of the Code, other than excise taxes which heretofore have been paid and fully reflected in its financial statements.

                  (9) There is no pending or threatened litigation, administrative action or proceeding relating to any Employee Plan, other than routine claims for benefits.

                  (10) There has been no announcement or legally binding commitment by it to create an additional Employee Plan, or to amend an Employee Plan, except for amendments required by applicable law which do not Materially increase the cost of such Employee Plan, and, except as disclosed on Schedule 4(m) hereto, it does not have any obligations for retiree health and life benefits under any Employee Plan that cannot be terminated without incurring any liability thereunder.

                  (11) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by EFI to any person which is an "excess parachute

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                           payment" (as defined in Section 280G of the Code)
                           under any Employee Plan, increase any benefits payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit.

                  (12) All annual reports have been filed timely with respect to each Employee Plan, it has made available to Sterling a true and correct copy of (A) reports on the applicable form of the Form 5500 series filed with the IRS for plan years beginning after 1996, (B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto,
                           (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

                  (13) Except as disclosed on Schedule 4(m) hereto, there are no retiree health benefit plans except as required to be maintained by COBRA.

         (n) TITLE TO ASSETS. EFI has good and marketable title to its properties and assets (other than property as to which it is lessee), except for (i) such items shown in the EFI financial statements or notes thereto; (ii) liens on real property for current real estate taxes not yet delinquent, or (iii) such defects in title which would not, individually or in the aggregate, have a Material Adverse Effect on it. With respect to any property leased by it, there are no defaults by it, or any of the other parties thereto, or any events which, with the giving of notice or lapse of time or both, would become defaults by it or any of the other parties thereto, under any of such leases, except for such defaults or events which would not, individually or in the aggregate, have a Material Adverse Effect on it; and all such leases are in full force and effect and are enforceable against it, as the case may be, and there is no circumstance existing as of the date of this Agreement which causes or would cause such leases to be unenforceable against any of the other parties thereto except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally as well as principles of equity to the extent enforcement by a court of equity is required.

         (o) COMPLIANCE WITH LAWS. EFI has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which could, individually or in the aggregate, have a Material Adverse Effect on it; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened.

         (p) BROKERS. Except as set forth in Schedule 4(p), neither EFI nor any of its officers, directors, employees or agents have employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with this Agreement or the transactions contemplated hereby.


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         (q)      ENVIRONMENTAL MATTERS. For purposes of this Section 4(q), the following terms shall have the indicated meaning:

                  "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to: the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource); and the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq., the Endangered Species Act of 1973, as amended, 16 U.S.C. Section 1531, et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq., and all comparable state and local laws; and any common law (including, without limitation, common law that may impose strict liability) that may impose liability or obligation for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

                  "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated under any Environmental Law, whether by type or by quantity, including any Material containing any such substance as a component. Hazardous Substances include, without limitation, petroleum or any derivative or by-product thereof, asbestos, radiologically contaminated Material, and polychlorinated biphenyls (PCBs).

                  Except as set forth in Schedule 4(q) hereto, to the knowledge of EFI's management:

                  (1) EFI has not been, nor is, in violation of or liable under any Environmental Law.

                  (2) EFI has no knowledge that any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including, without limitation, any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by EFI. In particular, without limiting the generality of the foregoing sentence, EFI has no knowledge that: (i) any Materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including, without limitation, any real estate acquired by means of foreclosure or exercise of any

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                           other creditor's right) or leased by EFI; (ii) any
                           electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's are or have been located on any of the real estate now or previously owned or acquired (including, without limitation, any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by EFI; (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous substances are or have ever been located on any of the real estate now or previously owned or acquired (including, without limitation, any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by EFI.

                  (3) There is no legal, administrative, arbitration or other proceeding, claim, action, cause of action or governmental investigation of any nature seeking to impose, or that, to the knowledge of EFI, could result in the imposition on EFI of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or threatened against EFI; to the knowledge of EFI, there is no reasonable basis for any such proceeding, claim, action or governmental investigation; and EFI is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

         (r) ALLOWANCE. The allowance for loan losses shown on EFI's Financial Statements as of December 31, 2000, was, and the allowance for loan losses shown on EFI's Financial Statements for periods ending after the date of this Agreement and up to the date of Closing will be, in the opinion of EFI's management, adequate, as of the date thereof, under GAAP applicable to commercial finance companies and all other applicable regulatory requirements for all losses reasonably anticipated in the Ordinary Course of Business as of the date thereof based on information available as of such date. EFI has disclosed to Sterling in writing prior to the date hereof the amounts of all loans, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of it that it has classified internally as "Delinquent", Recovery/Workout", "Repossession" or words of similar import, and it shall disclose promptly to Sterling after the end of each quarter after the date hereof and on the Effective Date the amount of each such classification.

         (s) ADDITIONAL TAX MATTERS. EFI is, and has been at all times since January 1, 1999, an "S" corporation within the meaning of Code Section 1361(a). A valid election under Code Section 1362 (and a comparable election under state or local law in each jurisdiction where EFI is required to file tax returns and reports that provides for such an election) has been in effect with respect to EFI at all times since January 1, 1999. Each shareholder of EFI has filed, in a timely fashion, with each of the IRS and any other applicable state taxing authority a consent to such "S" corporation election with respect to EFI. EFI has not been, and will not be, subject to tax under Code Section 1374 or 1375 (or any comparable provision of state or local law) for any period prior to Closing. Further, except to the extent

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                  provided and accrued in the provision for taxes reflected on
                  EFI's Financial Statements, no additional federal, state or local tax liability will accrue to Sterling for that portion of tax year 2002 occurring prior to the Effective Date. The federal, state and local allocable share of income of each shareholder of EFI has been or will be accurately and completely stated on the Forms K-1 issued by EFI to each of its shareholders for the tax years 1999 through 2002.

         (t) MATERIAL INTERESTS OF CERTAIN PERSONS. None of EFI's officers or directors, or any "associate" (as such term is defined in Rule 12b-2 under the 1934 Act) of any such officer or director, has any Material interest in any Material contract or property (real or personal), tangible or intangible, used in or pertaining to its business.

         (u) INSURANCE. EFI is presently insured, and has been insured, in the amounts, with the companies and since the periods set forth in Schedule 4(u). All of the insurance policies and bonds maintained by it are in full force and effect, it is not in default thereunder and all Material claims thereunder have been filed in due and timely fashion. In the judgment of its management, such insurance coverage is adequate.

         (v) DIVIDENDS AND DISTRIBUTIONS. The only dividends or other distributions which it has made on its capital stock since January 1, 1999, are set forth in Schedule 4(v).

         (w) BOOKS AND RECORDS. EFI's books and records have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all Material respects the substance of events and transactions that should be included therein.

         (x) BOARD ACTION. EFI's Board of Directors (at a meeting duly called and held) has been duly convened and by the requisite vote of the directors (a) determined that the Merger is advisable and in the best interests of it and its shareholders, (b) approved this Agreement and the transactions contemplated hereby and (c) directed that the Agreement be submitted for consideration by its shareholders at a Special Shareholders' Meeting with the recommendation of the Board of Directors that the shareholders approve the Merger and the transactions contemplated thereby.

         (y)      INTENTIONALLY OMITTED

         (z)      EQUIPMENT FINANCING CONTRACTS BY EFI.

                  (1) Since December 31, 1996, in the aggregate, the equipment financing contracts entered into by EFI (i) are in compliance in all Material respects with all applicable federal and state statutes and regulations and with the underwriting and servicing guidelines of the various state and federal credit and collection and bankruptcy laws and the Uniform Commercial Code, including but not limited to those statutes, regulations and guidelines governing the origination, recordation or servicing of financing contracts entered into, originated or serviced by EFI ("Financing Contracts") and the obtaining of appropriate documentation and insurance policies,
                           (ii) have been lawfully made (iii) constitute valid

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                           debts of the obligors, (iv) have been incurred in the
                           Ordinary Course of Business, (v) are subject to the terms of payment as shall have been agreed upon between EFI and each customer, and (vi) EFI does not know of any applicable set-off or counterclaim which in the aggregate would have a Material Adverse Effect on it.

                  (2) To the knowledge of EFI's management, there exists no physical damage to any collateral for a Financing Contract, which physical damage is not insured against in compliance with EFI's internal policies and which would have a Material Adverse Effect on the value or marketability of any Financing Contract, or on the underlying collateral.

                  (3) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will affect the validity of any license currently possessed by EFI, constitute a default (or an event which with the passage of tim or the giving of notice or both would constitute a default) under any servicing agreement to which EFI is currently a party, or result in any such servicing agreement being terminable by any party thereto, in each case except where such invalidity, default or termination would not have Material Adverse Effect on the business, financial condition or results of operations of EFI and EFI's subsidiary taken as a whole.

                  (4) As of the date of this Agreement, EFI has recorded and filed all financing statements (and continuation statement with respect to such financing statements when applicable) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and maintain the perfection of a valid first priority Purchase Money Security Interest or first lien security interest in the collateral related to each of its Financing Contracts, which is enforceable in accordance with the applicable state Uniform Commercial Code, free and clear of any lien, except as disclosed on Schedule 4(z) hereto.

                  (5) EFI has no Financing Contracts containing terms providing for interest rate adjustments.

                  (6) A list of all EFI Financing Contracts in aging report format is attached hereto as Schedule 4(z).

                  (7) EFI is not a party to any loan participation, pooling, servicing or other agreements which obligate it to make advances with respect to a defaulted or delinquent Financing Contract.

                  (8) There are no pending, or, to the knowledge of EFI's management, threatened or expected actions in connection with any Financing Contract or credit commitments presently or previously made by EFI relating to claims based on theories of "lenders' liability" or any other basis.

                  (aa)     INTENTIONALLY OMITTED

                  (bb)     INTENTIONALLY OMITTED

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                  (cc)     INTENTIONALLY OMITTED

                  (dd) PROXY STATEMENT/PROSPECTUS, ETC. At the time the Proxy Statement/Prospectus (as defined in Section 6(a)(2) of this Agreement) is mailed to the shareholders of EFI and at all times subsequent to such mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to EFI, EFI Common Stock, and actions taken an statements made by EFI in connection with the transactions contemplated herein (except for information relating to Sterling and its subsidiaries and pro forma financial information reflecting the combined operations of Sterling and EFI,), will (i) comply in all material respects with applicable provisions of the 1933 Act and the 1934 Act and the pertinent rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to stat any material fact that is necessary to be stated therein in order (A) to make the statements therein not false or misleading, or
                           (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

                  (ee) COMPLETE AND ACCURATE DISCLOSURE. Neither this Agreement (insofar as it relates to EFI, EFI Common Stock an EFI's involvement in the transactions contemplated hereby) nor EFI's representations, warranties or covenants, nor any financial statement schedule (including, without limitation, the Schedules attached hereto), certificate, or other statement or document delivered by EFI to Sterling in connection herewith contains any statement which, at the time and i light of the circumstances under which it is made, is incorrect, false or misleading with respect to any Material fact or omits to state any Material fact necessary to make the statements contained herein or therein not false or misleading.

                  (ff) NON-REGISTRATION UNDER THE 1934 ACT. EFI Common Stock is neither registered nor required to be registered under Section 12 of the 193 Act and is not subject to the periodic reporting requirements imposed by
                           Section 13 or 15(d) of the 1934 Act.

                  (gg)     INTENTIONALLY OMITTED

                  (hh) ABSENCE OF QUESTIONABLE PAYMENTS. Fro and after December 31, 1994, EFI has not, nor has any director, officer, agent, employee, consultant o other person associated with or acting on behalf of EFI (i) used any EFI or EFI subsidiary corporate funds for unlawful contributions, gifts, entertainment or unlawful expenses relating to political activity; or (ii made any direct or indirect unlawful payments to governmental officials from any EFI corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from EFI or any EFI subsidiary.


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                  (ii)     POWERS OF ATTORNEY; GUARANTEES. EFI does not have any
                           power of attorney outstanding, or any obligation or liability either actual, constructive or contingent, as guarantor, surety, cosigner, endorser, co- maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

                  (jj) OWNED SOFTWARE. The current software applications used by EFI in the operation of its business are set fort and described in Schedule 4(jj) (the "Software). To the extent that any of the Software has been designed or developed by EFI's management information or development staff or by consultants on EFI's behalf, EFI has complete rights to and ownership of such Software, including possession of or ready access to, the source code for such Software in its most recent version. No part of any such Software infringes upon the software of any other person or entity, or violates or infringes upon any common law or statutory rights of any other person o entity, including, without limitation, rights relating to defamation, contractual rights, copyrights, trade secrets, and rights of privacy or publicity. EFI has not sold, assigned licensed, distributed or in any other way disposed of or encumbered any of the Software.

                  (kk) LICENSED SOFTWARE. The Software, to the extent it is licensed from any third party licensor or constitutes "off-the-shelf" software, is held by EFI legitimately and is fully transferable hereunder without any third party consent. All of EFI's computer hardware has legitimately licensed software installed therein.

                  (ll) NO ERRORS; NONCONFORMITY. To the knowledge of EFI's management, the Software is free from any significant defect or programming or documentation error, operates and runs in a reasonable and efficient business manner, conforms to the state specifications thereof, and, with respect to owned Software, the applications can be recreated from their associated source codes.

                  (mm) NO BUGS OR VIRUSES. EFI has not knowingly altered its data, or any Software or supporting software which may, in turn, damage the integrity of the data, stored in electronic, optical, or magnetic or other form. EFI has no knowledge of the existence of any bugs or viruses with respect to the Software.

                  (nn) DOCUMENTATION. EFI has furnished Sterling with true and accurate copies of all documentation (end user or otherwise) relating to the use, maintenance and operation of the Software and as to the Software owned by EFI, the source code.

                  (oo) BULK SALES. The execution, delivery and performance of this Agreement do not require compliance with any "bu sales" law by EFI.

                  (pp) OTHER NAMES. Except as disclosed on Schedule 4(pp) hereto, the legal name of EFI is as set forth in this Agreement and within the preceding

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                           three years EFI has not used, and EFI currently does
                           not use, any trade names, fictitious names, assumed names or "doing business as" names.

                  (qq) PLACE OF BUSINESS. The principal executive offices of EFI are in Lancaster, Pennsylvania and the office where EFI keeps its records are in Lancaster, Pennsylvania.

                  (rr)     INTENTIONALLY OMITTED

                  (ss) NO GUARANTEES. Except as disclosed on Schedule 4(ss), neither EFI nor its subsidiary, officers, directors, shareholders or affiliates is obligate as guarantor, co-signor or surety (or otherwise in a secondary liability capacity) for any obligation of any kind of any other person or entity wit respect to EFI or EFI Holdings.

                  (tt) TRADEMARKS, TRADE NAMES. EFI does not own or use any trademarks, trade names or copyrights in the Ordinary Course of Business. EFI has no claims against it pending for the use of any trademarks, trade names or copyrights or challenging or questioning the validity or effectiveness of any license or agreement relating to the same.

                  (uu)     INTENTIONALLY OMITTED

                  (vv) REPURCHASE AGREEMENTS. EFI is not a - party to any agreement pursuant to which EFI has purchased securities subject to an agreement to resell.

                  (ww) ANTI-TAKEOVER PROVISIONS NOT APPLICABLE The provisions of Chapter 25 of the PBCL relating to protection of shareholders do not apply to EFI, this Agreement, the Merger and the transactions contemplated hereby.

                  (xx) DIRECTORS FIDUCIARY DUTIES. The directors of EFI have taken all action required by them to fulfill their fiduciary duties to the EFI shareholders under Pennsylvania law.

                  (yy) DERIVATIVES. Except as disclosed on Schedule 4(yy) hereto, EFI does not own or hold any derivatives, including SWAPs, "caps", or "floors".

             5. COVENANTS OF EFI. From the date of this Agreement until the Effective Date, EFI covenants and agrees to do the following:

                  (a) CONDUCT OF BUSINESS. Except as otherwise consented to by Sterling in writing and except as otherwise permitted in this Agreement, EFI shall from the date of this Agreement until the Effective Date:

                         (1) use all reasonable efforts to carry on its business in, and only in, the ordinary course of business consistent with its past customary business practices (hereinafter referred to as " Ordinary Course of Business");

                         (2) to the extent consistent with prudent business judgment, us all reasonable efforts to preserve its present business organization, to

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                  retain the services of its present officers and employees, to maintain good relationships with its employees, and to maintain its relationships with customers, suppliers and others having business dealings with EFI;

         (3) maintain all of EFI's structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidably casualty;

         (4) use all reasonable efforts to preserve or collect all claim and causes of action belonging to EFI;

         (5) keep in full force and effect all insurance policies now carried by EFI;

         (6) perform in all Material respects EFI's obligations under all agreements, contracts, instruments and other commitments to which it is a party or by which it may be bound or which relate to or affect its properties, assets and business;

         (7) maintain its books of account financial statements and other financial records in accordance with GAAP;

         (8) comply in all Material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, examination reports, memoranda of understanding and other federal, state, county, local and municipal governmental directives applicable to EFI and to the conduct of its business;

         (9)      not amend EFI's Articles of Incorporation or Bylaws;

         (10) except as disclosed on Schedule 5(a)(10), not enter into or assume any Material contract, incur any Material liability or obligation, make any Material commitment, acquire or dispose of any property or asset or engage in any transaction or subject any of EFI's properties or assets to any Material lien, claim, charge, or encumbrance of any kind whatsoever;

         (11) not take or permit to be take any action which would constitute a breach of any representation, warranty or covenant set fort in this Agreement;

         (12) not declare, set aside or pay any dividend or make any other distribution in respect of EFI Common Stock, except as provided in Section 5(j);

         (13) not authorize, purchase, issue, transfer or sell (or authorize, issue or grant options, warrants or rights to purchase or sell) any shares of EFI Common Stock or any other equity or debt securities of EFI or any securities convertible into EFI Common Stock;

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         (14)     not increase the rate of compensation of, pay a bonus or
                  severance compensation to, or enter into any employment, severance, deferred compensation or other agreement with any officer, director, employee or consultant of EFI, except as described on Schedule 5(a)(14) hereto;

         (15) not enter into any related party transaction except such related party transactions relating to extensions of credit made in accordance with all applicable laws, regulations and rules and in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arm's length transactions with other persons that do not involve more than the normal risk of collectability or present other unfavorable features;

         (16) not change the presently outstanding number of shares or effect any capitalization, reclassification, stock dividends, stock split or like change in capitalization

         (17) not enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock warrant, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, severance, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, or plan or arrangement, or any trust agreement related thereto, in respect to any of its directors, officers, or other employees;

         (18) not merge with or into, or consolidate with, or be purchased or acquired by, any other corporation, financial institution, entity, or person (or agree to any such merger, consolidation, affiliation, purchase or acquisition) or permit (or agree to permit) any other corporation, financial institution, entity or person to be merged with it or consolidate or affiliate with any other corporation, financial institution, entity or person; acquire control over any other firm, financial institution, corporation or organization or create any subsidiary; acquire, liquidate, lease, sell, convey, transfer or dispose (or agree to acquire, liquidate, sell o dispose) in any way of any assets or any rights thereof of EFI to any party other than Sterling or an affiliate of Sterling, other than in the Ordinary Course of Business and consistent with prior practice unless the failure to do so shall constitute a breach of fiduciary duty by EFI's directors under Pennsylvania law;

         (19) not, directly or indirectly, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, initiate, engage in discussions or participate in any negotiations concerning any acquisition or purchase of all or a substantial equity interest or portion of the assets in or of EFI or an business combination with EFI other than as contemplated by this Agreement, or concerning the fact of, or the terms and conditions

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                  of, this Agreement or authorize or permit any officer,
                  director, employee, agent, consultant, counsel, affiliate or other representative of it to do an of the above (except that EFI officers may respond to inquiries from regulatory authorities and holders of EFI Common Stock in the Ordinary Course of Business); or fail to notify Sterling immediately i any such inquiries or proposals are received by, any such information is requested from or any such negotiations are sought to be initiated with EFI; provided, however, that EFI may respond to an unsolicited, bona fide, written offer, if the directors of EFI have determined in good faith based on the written opinion of outside counsel that the failure to respond shall constitute a breach of the EFI directors' fiduciary duty under Pennsylvania law;

         (20) not change any method, practice or principle of accounting except as may be required by GAAP or any applicable regulation;

         (21) not make any loan or other credit facility commitment (including, without limitation, lines of credit and letters of credit) to any affiliate or compromise, expand, renew or modify any such outstanding commitment;

         (22) not enter into any SWAP or similar commitment, agreement or arrangement which is not consistent with past practice and which increases the credit risk or interest rate risk over the levels existing at December 31, 2000;

         (23) not enter into any derivative SWAP, cap or floor or similar commitment, agreement or arrangement, except in the Ordinary Course of Business and consistent with past practices;

         (24) except as described in Schedule 5(a)(24) hereto, not enter into any participation arrangements or approvals of extensions of credit inconsistent with past practice, renew, expand or modify any outstanding participation arrangements or approvals;

         (25) not waive, release, grant or transfer any rights of value or modify or change in any Material respect any existing agreement to which EFI is a party, other than in the Ordinary Course of Business consistent with past practice

         (26) not take any action that would, under any statute, regulation or administrative practice of an regulatory agency, have a Material Adverse Effect on the ability of any party to this Agreement to obtain any required approvals for consummation of the transaction;

         (27) not take any action that would result in the failure of the transactions contemplated in this Agreement to qualify as tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code;


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         (28)     not agree to any of the foregoing items (9) through (27).

(b) BEST EFFORTS. EFI shall cooperate with Sterling and shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the condition precedent set forth in
         Section 7 of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, EFI shall:

         (1) cooperate with Sterling in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement (as defined in Section 6(a)(2) of this Agreement);

         (2) call a special or annual meeting of its shareholders and take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval and adoption of this Agreement and the Merger Agreement by its shareholders at that meeting, including recommending the approval of such agreements by the shareholders of EFI and EFI Holdings;

         (3) cooperate with Sterling in making EFI's employees reasonably available for training by Sterling prior to the Effective Date, to the extent that such training is deemed reasonably necessary by Sterling;

         (4) terminate its Swap Agreements and pay any associated breakfunding fees in connection with such terminations prior to the Closing Date or such earlier date as shall be determined by EFI;

         (5) pay all of its merger-related expenses prior to the Closing Date or such earlier date as shall be determined by EFI; and

         (6) modify the Articles of Incorporation or Bylaws or any other documents of EFI reasonably requested by Sterling necessary to effectuate the transactions contemplated hereby.

(c) ACCESS TO PROPERTIES AND RECORDS. EFI shall afford to the officers and authorized representatives of Sterling access to properties, books and records pertaining to EFI in order that Sterling may have full opportunity to make such reasonable investigations at such reasonable times as it shall desire, of the properties, books, contracts, documents and records of EFI, and the officers of EFI will furnish Sterling with such additional financial and operating data, including test tapes, and other information as to its business and properties as Sterling shall from time to time reasonably request and as shall be available, including, without limitation, information required for inclusion in all governmental applications necessary to effect the Merger. Nothing in this Section 5(c) shall be deemed to require EFI to breach any obligation of confidentiality. Sterling shall maintain the confidentiality of all information furnished to it by EFI pursuant to this Section 5(c) and if the transactions contemplated by this

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                  Agreement are not consummated for any reason, Sterling agrees, at the option of EFI, either to return all such information and any copies thereof, including any extracts therefrom or memoranda relating thereto prepared by Sterling, or to destroy all such information.

         (d) SUBSEQUENT FINANCIAL STATEMENTS. Between the date of execution of this Agreement and the Effective Date, EFI shall promptly prepare and deliver to Sterling as soon as practicable EFI's Quarterly Report for the quarter ended September 30, 2001, containing unaudited balance sheets of EFI as of such date, and unaudited statements of earnings and cash flows of EFI for the nine month period reflected therein, and all internal monthly and quarterly financial statements, reports to shareholders and reports to regulatory authorities prepared by or for EFI, including all audit reports submitted to EFI by independent auditors in connection with each annual, interim or special audit of EFI's book made by such accountants. In particular, without limiting the generality of the foregoing sentence, EFI shall deliver to Sterling as soon as practicable a balance sheet as of September 30, 2001, and a related statement of income for the nine (9) months then ended (which financial statements are hereinafter referred to as the "September 30, 2001 Financial Statements"). EFI covenants to Sterling that the September 30, 2001 Financial Statements are true and correct and (i) comply in all Material respects with the requirements of GAAP, (ii) do not contain any untrue statement of a Material fact and (iii) do not omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) BOARD AND COMMITTEE MINUTES. EFI shall provide to Sterling within 10 days after any meeting of the Board of Directors, or any committee thereof, or any senior or executive management committee, a copy of the minutes of such meeting.

         (f) UPDATE SCHEDULE. EFI shall promptly disclose to Sterling in writing any change, addition, deletion or other modification to the information set forth in the schedules to this Agreement. Notwithstanding the foregoing, disclosures made subsequent to the date of this Agreement shall not relieve EFI from any and all liabilities for prior statements and disclosures to Sterling.

         (g) NOTICE. EFI shall promptly notify Sterling in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to Sterling in order to ensure the accuracy of the represen-tations and warranties set forth in this Agreement or which otherwise could have a Material Adverse Effect on the condition (financial or otherwise), assets, liabilities, business operations or future prospects of EFI.

         (h) AFFILIATE LETTERS. EFI shall deliver or cause to be delivered to Sterling, at or before the Closing (as defined in Section 1(b) of this Agreement), a letter or agreement from each officer, director and shareholder of EFI who

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                  may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of EFI, in form attached hereto as Exhibit 6, under the terms of which each such officer, director or shareholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act an by all rules, regulations and releases promulgated thereunder with respect to the sale or other disposition of the shares of Sterling Common Stock to be received by such person pursuant to this Agreement.

         (i)      INTENTIONALLY OMITTED

         (j) DISTRIBUTIONS AND DIVIDENDS. Except as otherwise provided in this Section 5(j), EFI shall not declare or pay any cash dividend or make any distributions to shareholders without the express, written approval of Sterling. Between the date of this Agreement and the Effective Date, so long as EFI retains its status as an "S" corporation for federal income tax purposes, EFI may declare and pay normal and ordinary cash dividends or make distributions to shareholders in amounts not to exceed an amount that would result in (i) EFI's capital account being less than $12,795,000 as of the Closing Date, and (ii) the transactions contemplated in this Agreement and the Merger Agreement to not qualify as a tax-free reorganization within the meaning of Section 368 of the Code.

         (k) PRESS RELEASES. EFI shall not issue any press release related to this Agreement or the transactions contemplated hereby as to which Sterling has not given its prior written consent, and shall consult with Sterling as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit EFI from making any disclosure which its counsel deems reasonably necessary.

         (l)      INTENTIONALLY OMITTED

         (m) PAYMENT OF TAXES. EFI, and to EFI's management's knowledge, its shareholders shall have made payment in full of all taxes, penalties and interest assessed by the Internal Revenue Service associated with its examination of returns filed for tax years 1999 and 2000. EFI shall accrue and reserve amounts necessary for tax liabilities for tax year 2001 and the short tax year 2002.

         (n) GOOD FAITH COOPERATIVE EFFORT TO REVISE STRUCTURE. EFI hereby agrees to cooperate with Sterling to approve any revision to this Agreement, or to the attached schedules and exhibits, involving a structural change to the Merger and the ransac-tions contemplated thereunder as contemplated by Section 2(h)(1) hereof.


         (o)      INTENTIONALLY OMITTED

         (p) ACCOUNTING TREATMENT. EFI acknowledges that Sterling presently intends to treat the business combination contemplated by this Agreement as purchase method accounting for financial reporting purposes. EFI shall not take (and shall use its best efforts not to permit any of its directors,


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                  officers, employees, shareholders, agents, consultants or
                  other representatives to take) any action which would preclude Sterling from treating such business combination as a purchase for financial reporting purposes.

         6.       COVENANTS OF STERLING.

                  From the date of this Agreement until the Effective Date, Sterling covenants and agrees to do the following:

                  (a) BEST EFFORTS. Sterling shall cooperate with EFI shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in
                           Section 7 of this Agreement and to consummate this Agreement and the Merger Agreement. In particular, without limiting the generality of the foregoing sentence, Sterling agrees to do the following:


                           (1) Applications for Regulatory Approval. Sterling shall promptly prepare and file, with the cooperation and assistance of EFI, all required applications for regulatory approval of the transactions contemplated by this Agreement and the Merger Agreement. Sterling shall not take any action that would, under any statute, regulation or administrative practice of any regulatory agency, have a Material Adverse Effect on the ability of any party to this Agreement to obtain any required approvals for consummation of the transaction.

                           (2) Registration Statement. Sterling shall promptly prepare, with the cooperation and assistance of EFI, and file with the SEC, a registration statement under the 1933 Act (the "Registration Statement") for the purpose of registering the shares of Sterling Common Stock to be issued under the provisions of this Agreement. Sterling may rely upon all information provided to it by EFI in this connection and Sterling shall not be liable for any untrue statement of a Material fact or any omission to state a Material fact in the Registration Statement or in the proxy statement and prospectus (the "Proxy Statement/Prospectus") which is prepared as a part thereof, if such statement is made by Sterling in reliance upon any information provided to Sterling by EFI or by its agents and representatives. Sterling will advise EFI, after it receives notice thereof, of the time when the Registration Statement or any Pre- or Post-Effective Amendment thereto has become effective or any supplement or amendment has been filed.

                           (3) State Securities Laws. Sterling, with the cooperation of EFI, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement.


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                  (b)     SUBSEQUENT FINANCIAL STATEMENTS. Between the date of
                          signing this Agreement and the Effective Date, Sterling shall promptly prepare and deliver to EFI, as soon as practicable, each report prepared and filed by Sterling with the SEC. The representations and warranties set forth in Section 3(e) of this Agreement shall apply to the financial statements set forth in the foregoing Quarterly Reports and any Annual Report to Sterling's shareholders.

                  (c) UPDATE SCHEDULE. Sterling shall promptly disclose to EFI in writing any change, addition, deletion or other modification to the information set forth in the schedules to this Agreement. Notwithstanding the foregoing, disclosures made subsequent to the date of this Agreement shall not relieve Sterling from any and all liabilities for prior statements and disclosures to EFI.

                  (d) NOTICE. Sterling shall promptly notify EFI in writing of any actions, claims, investigations or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to EFI in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could have a Material Adverse Effect on the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Sterling.

                  (e) LAWS, RULES, ETC. Sterling shall comply with and perform all Material obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities, except in respects not Materially adverse to the business, operations, assets or financial condition of Sterling or which would not Materially impair the ability of Sterling to consummate the transaction contemplated hereby.

                  (f) APPROVAL. As the sole shareholder of Acquisition Corporation, Sterling will vote to approve this Agreement and the Merger.

                  (g) TAX MATTERS. Sterling shall not take any action that would result in the failure of the transactions contemplated in this Agreement to qualify as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

                  (h) TAX RETURNS AND TAX AUDITS. Sterling shall prepare or cause to be prepared and file or cause to be filed all tax returns for EFI for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Such returns shall be prepared by KPMG (or another tax preparer acceptable to the EFI Representatives as defined in Section 17(d) hereof, on behalf of the EFI shareholders), with the consultation and concurrence of E&Y. Sterling shall permit the EFI Representatives, on behalf of the shareholders of EFI, to review and comment on such tax returns described in the preceding sentences and shall, if required by law, obtain the consent of the EFI Representatives, on behalf of the shareholders of EFI, prior to filing such tax returns. Sterling shall not amend, refile or otherwise modify any tax return for any period ending on or before the Closing Date

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                           without the prior consent of the EFI Representatives,
                           on behalf of the shareholders of EFI, unless such amendment or modification is necessary to comply with law or to prevent termination of EFI's pre-Closing Date status as an "S" corporation. Sterling and the EFI Representatives, on behalf of the shareholders of EFI, shall cooperate fully to the extent reasonably requested by the other parties in connection with the filing of tax returns pursuant to this Section 6(h), and any audit, litigation or other proceeding with respect to such taxes. Such cooperation shall include the retention and (upon any party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and the making available of employees on a mutually convenient basis to provide additional information and explanation of any records or information provided hereunder.

                           Sterling agrees to provide notice to the EFI
                           Representatives, on behalf of the shareholders of EFI, if Sterling receives a tax audit notice (within 25 days of receipt of such tax audit notice) with respect to a tax period ending on or before the Closing Date. In the case of an audit or administrative or judicial proceeding involving any asserted liability or adjustment for taxes relating to any taxable years or periods ending on or before the Closing Date, the EFI Representatives, on behalf of the shareholders of EFI, shall have the right (but not the obligation), at their expense, to participate with Sterling in the conduct of such audit or proceeding. Sterling shall not settle any audit or proceeding relating to any tax period ending on or before the Closing Date that could have a Material Adverse Effect on the shareholders of EFI without the consent of the EFI Representatives, on behalf of the shareholders of EFI, whose consent shall not be unreasonably withheld or delayed unless such settlement is necessary to comply with law or to prevent termination of EFI's pre-Closing Date status as an "S" corporation. Sterling will also jointly participate in the conduct of such audit or proceeding at its own expense and if such audit or proceeding would be reasonably expected to result in an increase in tax liability of the shareholders of EFI for which Sterling or one of its affiliates would be liable, the EFI Representatives, on behalf of the shareholders of EFI shall not settle any such audit or proceeding without the consent of Sterling, whose consent shall not be unreasonably withheld or delayed.

         7.       CONDITIONS TO THE OBLIGATIONS OF STERLING AND EFI.

                  (a) COMMON CONDITIONS. The obligations of the parties to consummate this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived in accordance with the provisions of Section 20 of this Agreement:

                           (1)      This Agreement shall have been duly
                                    authorized, approved and adopted by the
                                    shareholders of EFI, as required by
                                    applicable provisions of the PBCL, and the required provisions of EFI's Articles of Incorporation. This Agreement shall have been duly authorized, approved and adopted by Sterling, as required by the applicable provisions of the PBCL and the applicable provisions of

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                                    Sterling's Articles of Incorporation and the
                                    applicable provisions of the rules and
                                    requirements of the NASD. This Agreement shall have been duly authorized, approved and adopted by Sterling as the sole shareholder of Acquisition Corporation.

                           (2) The Parties hereto shall have received all regulatory approvals required in connection with the transactions contemplated by this Agreement and the Merger Agreement and all notice periods and waiting periods required after the granting of such approval shall have passed; provided, however, that no such approval shall have imposed any condition or requirement which in the opinion of the Board of Directors of Sterling renders consummation of the Merger inadvisable.

                           (3) No action, suit or proceeding shall be pending or threatened before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise have a Material Adverse Effect on the transactions contemplated by this Agreement.

                           (4) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal the consummation of the transactions contemplated by this Agreement.

                           (5) All applicable notifications, statutory and regulatory antitrust law requirements have been met.

                           (6) The Registration Statement shall have been filed (the date of which is referred to herein as the "Filing Date") by Sterling with the SEC under the 1933 Act, and shall have been declared effective prior to the time the Proxy Statement/Prospectus is first mailed to the shareholders of EFI, and no stop order with respect to the effectiveness of the registration statement shall have been issued; the Sterling Common Stock to be issued pursuant to this Agreement shall be duly registered or qualified under the securities or "blue sky" laws of all states in which such action is required for purposes of the initial issuance of such shares and the distribution thereof to the shareholders of EFI entitled to receive such shares.

                           (7) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

                           (8) An Escrow Agreement (as defined in Section 17 hereof) which is mutually acceptable to Sterling and EFI shall have been executed by Sterling and EFI prior to Closing.


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         (b)      CONDITIONS TO OBLIGATIONS OF STERLING. The obligations of
                  Sterling to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Date of the following additional conditions:

                  (1) Each of the representations and warranties of EFI contained in this Agreement shall be true and correct in all Material respects as of the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); EFI shall have performed each of its respective covenants and agreements contained in this Agreement; and Sterling shall have received certificates signed by the President and Secretary of EFI, dated as of the date of the Closing, to the foregoing effect.

                  (2) Holders of no more than five percent (5%) of the issued and outstanding shares of EFI (116,170 shares) shall have exercised their statutory appraisal or Dissenters' Rights.

                  (3) As of the Closing Date, EFI's capital account, as determined in accordance with GAAP, must equal or exceed $12,795,000.

                  (4) There shall not have occurred any change in the financial condition, properties, assets, business, results of operation or future prospects of EFI which, individually or in the aggregate, has had or might reasonably be expected to result in a Material Adverse Effect on EFI.

                  (5)      No environmental problem of a kind contemplated in
                           Section 4(q) of this Agreement and not previously disclosed in Schedule 4(q) shall have been discovered which would, or which potentially could, have a Material Adverse Effect on the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of EFI; provided, that for purposes of determining the Materiality of an undisclosed environmental problem or problems, the definition of "Material" shall be governed by the proviso to Section 25 of this Agreement.

                  (6) Except as disclosed on Schedule 7(b), all litigation pending against EFI which, individually or in the aggregate, would have a Material Adverse Effect on EFI's operations, business or future prospects, shall have been settled or otherwise resolved on terms satisfactory to Sterling.


                  (7) EFI shall have performed and complied in all Material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  (8) Sterling shall have received an opinion from E&Y reasonably satisfactory in form and substance to Sterling as to the tax matters relating to this Agreement and the transactions contemplated

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                                    thereby to the effect that:

                                    (i)    The transactions contemplated by this
                                           Agreement and by the Merger Agreement
                                           will constitute a reorganization
                                           within the meaning of Sections
                                           368(a)(1)(A) and 368(a)(2)(D) of the
                                           Code;

                                    (ii)   The Merger will constitute a
                                           reorganization within the meaning of
                                           Section 368(a) of the Code and
                                           Sterling and Acquisition Corporation
                                           will each be a "party to a
                                           reorganization" within the meaning of
                                           Section 368(b) of the Code;

                                    (iii)  No gain or loss will be recognized by
                                           Sterling or Acquisition Corporation
                                           as a result of the reorganization;
                                           and

                                    (iv)   Subject to any limitations imposed
                                           under Sections 381 and 382 of the
                                           Code, Acquisition Corporation, as the
                                           survivor to the Merger, will
                                           carry-over and take into account all
                                           accounting items and tax attributes
                                           of EFI including but not limited to
                                           earning and profits, methods of
                                           accounting, and tax basis and holding
                                           periods of EFI.

                           (9) All applicable securities law of the federal government and of any state government having jurisdiction over the transactions contemplated by this Agreement shall have been complied with to the reasonable satisfaction of Sterling or Sterling's counsel.

                           (10) Sterling shall have received from each of the persons identified by EFI pursuant to
                                    Section 5(h) hereof an executed counterpart of an affiliate's agreement in the form attached hereto as Exhibit 6.

                           (11) Sterling shall have received from EFI a balance sheet as of December 31, 2001, and a related statement of income for the twelve
                                    (12) months then ended (which financial
                                    statements are hereinafter referred to as the "December 31, 2001 Financial Statements"). The representations and warranties set forth in Section 4(f) of this Agreement shall apply to the December 31, 2001 Financial Statements.

                  (c) CONDITIONS TO THE OBLIGATIONS OF EFI. The obligations of EFI to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Date of the following additional conditions:

                           (1) Each of the representations, warranties and covenants of Sterling contained in this Agreement shall be true and correct in all Material respects on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Sterling shall have performed each of its covenants and agreements, which

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                                    are Material to its operation and prospects,
                                    contained in this Agreement; and EFI shall have received certificates signed by the President or Vice President and Secretary or Assistant Secretary of Sterling dated as of the date of the Closing, to the foregoing effect.

                           (2) EFI shall have received an opinion from KPMG reasonably satisfactory in form and substance to EFI to the effect that:

                                    (i) The Merger will constitute a
                                    reorganization within the meaning of Section
                                    368(a) of the Code and EFI, Sterling an
                                    Acquisition Corporation will each be a
                                    "party to a reorganization" within the
                                    meaning of Section 368(b) of the Code;

                                    (ii) No gain or loss will be recognized by EFI by reason of the Merger;

                                    (iii) Except for cash received in lieu of fractional shares, cash received by EFI shareholders who exercise their dissenter' rights or cash received by EFI shareholders pursuant to the Cash Election, no gain or loss will be recognized by the shareholders of EFI who receive Sterling Common Stock upon the exchange of their shares of EFI Common Stock for shares of Sterling Common Stock;

                                    (iv) The tax basis of the Sterling Common
                                    Stock to be received by the EFI shareholders will be, in each instance, the same as the basis of the EFI Common Stock surrendered in exchange therefor;

                                    (v) The holding period of the Sterling
                                    Common Stock received by a EFI shareholder receiving Sterling Common Stock will include the period during which the EFI Common Stock surrendered in exchange therefor was held; and

                                    (vi) Cash received by an EFI shareholder in lieu of a fractional share interest of Sterling Common Stock, upon exercise of dissenter's rights, or cash received pursuant to the Cash Election, will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Sterling Common Stock, or the tax basis in the shares surrendered, as the case may be, which he would otherwise be entitled to receive and will qualify as capital gain or loss.

                           (3) Sterling shall have performed and complied in all Material respects with all obligations and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

8. TERMINATION. This Agreement and the Merger Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Date, whether before or after the receipt of required approvals only if one or more of the following events shall occur:

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         (a)      by the mutual written consent of the parties hereto;

         (b) by EFI, if (i) by written notice to Sterling that there has been a Material breach of any obligation of Sterling contained herein and such breach has not been remedied within 20 days after receipt by Sterling of written notice specifying the nature of such breach and requesting that it be remedied or
                  (ii) by written notice to Sterling that any condition in
                  Section 7(a) and 7(c) to EFI's obligations hereunder has not been satisfied prior to Closing or such earlier date as may be specified herein;

         (c) by Sterling, if (i) by written notice to EFI that there has been a Material breach of any obligation of EFI contained herein and such breach has not been remedied within 20 days after receipt by EFI of written notice specifying the nature of such breach and requesting that it be remedied or (ii) by written notice to EFI that any condition in Section 7(a) and 7(b) to Sterling's obligations hereunder has not been satisfied prior to Closing or such earlier date as may be specified herein;

         (d) by Sterling or EFI, if the Closing shall not have occurred on or prior to April 1, 2002, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements as set forth in this Agreement required to be performed or observed by such party on or before the Closing; provided, however, that such date may be extended by the written agreement of the parties; or

         (e) by Sterling, if the conditions set forth in Section 7(a)(2) are unable to be fulfilled as a result of Sterling's inability to obtain necessary regulatory approvals and consents by April 1, 2002.

9.       EFFECT OF TERMINATION.

         (a) EFFECT. In the event of termination this Agreement and the Merger Agreement as provided above, this Agreement and the Merger Agreement shall immediately become null and void and the transactions contemplated herein shall thereupon be abandoned, except that the provisions relating to brokers (Sections 3(o) and 4(p)), limited liability (Section 9(b)), confidentiality (Section 9(c) and Section 11), publicity (Section 19), and expenses (Section 10) of this Agreement shall survive.

         (b) LIMITED LIABILITY. The termination of this Agreement in accordance with the terms of Section 8 shall create no liability on the part of any party, or on the part of any party's directors, officers, shareholders, agents or representatives, except that if this Agreement is terminated by Sterling by reason of a Material breach by EFI, or if this Agreement is terminated by EFI by reason of a Material breach by Sterling, and such breach involves an intentional, willful or grossly negligent misrepresentation or breach of covenant, the breaching party shall be liable to the nonbreaching party or parties for all costs or such liability as may be pursued and found as a matter of law or in equity, including but not limited to, reasonable out-of-pocket costs and expenses reasonably incurred by the nonbreaching party

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                                    or parties in connection with the
                                    preparation, execution and consummation of this Agreement, including the fees of its or their counsel, accountants, consultants and other representatives.

         (c) CONFIDENTIALITY. In the event of the termination of this Agreement, neither Sterling nor EFI shall use or disclose to any other person any confidential information obtained by it during the course of its investigation of the other party or parties.

10.      EXPENSES.

         (a) Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby in the event of termination of this Agreement pursuant to Section 8 and this Agreement shall thereafter become void and there shall be no liability on the part of any party hereto or their respective officers or directors, except as provided in Section 9(b) and (c) hereof, and except that any such termination shall be without prejudice to the rights of any party hereto arising out of the intentional or willful breach of any covenant or intentional or willful misrepresentation contained in this Agreement by any other party hereto.

         (b) So long as Sterling shall not have breached its obligations hereunder, if this Agreement is terminated by Sterling pursuant to Section 8(c)(i) or if EFI exercised its rights under Section 5(a)(18) hereof, EFI shall promptly, but in no event later than two (2) business days after such termination, pay Sterling a fee of $1,000,000, which amount shall be payable by wire transfer of same day funds. If EFI fails to promptly pay the amount due pursuant to this Section 10(b), and, in order to obtain payment, Sterling commences a suit which results in judgment against EFI for all or a substantial portion of the fee set forth in this Section 10(b), EFI shall pay to Sterling all costs and expenses (including reasonable attorney's fees) incurred by Sterling in connection wit such suit.

         (c) So long as EFI shall not have breached its obligations hereunder, if this Agreement is terminated by EFI pursuant to
                  Section 8(b)(i) hereof, Sterling shall promptly, but in no event later than two (2) business days after such termination, pay EFI a fee of $500,000, which amount shall be payable by wire transfer of same day funds. If Sterling fails to promptly pay the amount due pursuant to this Section 10(c), and, in order to obtain payment, EFI commences a suit which results in judgment against Sterling for all or a substantial portion of the fee set forth in this Section 10(c), Sterling shall pay to EFI all costs and expenses (including reasonable attorney's fees) incurred by EFI in connection with such suit.

11. CONFIDENTIALITY. Any non-public or confidential information disclosed by either EFI or by Sterling pursuant to this Agreement or as a result of the discussions and negotiations leading to this Agreement, or otherwise disclosed, or to which any other party has acquired or may acquire access, and indicated (either expressly, in writing or orally, or by the context of the disclosure or access) by the disclosing party to be non-public or confidential, or which by the context thereof

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reasonably appears to be non-public or confidential, shall be kept strictly confidential and shall not be used in any manner by the recipient except in connection with the transactions contemplated by this Agreement. To that end, the parties hereto will each, to the maximum extent practicable, restrict knowledge of and access to non-public or confidential information of the other party to its officers, directors, employees and professional advisors who are directly involved in the transactions contemplated hereby and reasonably need to know such information. Further to that end, all non-public or confidential documents (including all copies thereof) obtained or created hereunder by any party shall be returned as soon as practicable after any termination of this Agreement.

12.      INTENTIONALLY OMITTED

13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC Except as otherwise provided in this Section 13, the representations and warranties set forth in Sections 3 and 4 hereof shall be deemed to have been relied upon by the party to whom they are made and shall only survive Closing in the event of a breach thereof resulting from fraud, willful or reckless misrepresentation, in which case they shall survive until the expiration of the applicable statute of limitations. The representations and warranties contained in Sections 4(h) and 4(s) hereof shall survive until the third anniversary of the Effective Date except in the case of a breach thereof resulting from fraud, willful or reckless misrepresentation, in which case they shall survive until the expiration of the applicable statute of limitations. All covenants and duties which relate to a time after Closing, including but not limited to those contained in Sections 2(i), 6(h), 13, 14, 15, 16, and 17 shall survive Closing an all other covenants and duties which do not relate to a time after Closing shall not survive Closing. No investigation made by or on behalf of either party shall affect the representations and warranties made pursuant to this Agreement.

14.      EMPLOYEES.

         (a) Except as may be otherwise specifically agreed to in writing by the Parties and subject to Sterling's satisfactory review of personnel records, Sterling and any of its affiliates (collectively, the "Sterling Affiliate ) shall employ all persons who are officers an employees of EFI immediately before the Effective Date as officers and employees of Sterling or the Sterling Affiliates immediately following the Effective Date. Except for George W. Graner, Michael J. Schlager and Joseph M. Braas, the hired officers and employees will be employees at-will with no express or implied right to continued employment. It shall be a condition to employment by Sterling or any Sterling Affiliate that any former officer or employee of EFI agree to cancel any existing employment contract, agreement or understanding between him or herself and EFI, including, without limitation, all benefits related to severance arrangements, upon a change of control or otherwise and release Sterling, Sterling Affiliates and EFI from all contractual obligations under such agreements, prior to accepting such new employment and without accepting any of the severance benefits or other benefits or payments associated with such contract, agreement or understanding.

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                  (b)      Immediately following the Effective Date, former EFI
                           employees who are employed by Sterling or a Sterling Affiliate as provided in Section 14(a) as "continuing employees" shall continue to participate in EFI's health, welfare and benefit plans in effect at the Effective Time for employees of EFI in accordance with the terms of such plans at the Effective Time.

                  (c) Sterling reserves any and all rights it may have regarding modification, amendment or termination of EFI's present health, welfare, benefit, pension and profit sharing plans. Any rights that Sterling has to modify, amend or terminate such plans are unconditional if they are done to alleviate or correct any problems or deficiencies in the structure or administration of the plans. All other modifications, amendments or terminations of the plans are subject to the plans remaining, in the aggregate, at least equal to or better than EFI's existing plans.

         15. OFFICERS. Mr. George W. Graner shall be employed as Chief Executive Officer and President of the Surviving Corporation. Mr. Michael J. Schlager shall be employed as Senior Vice President of the Surviving Corporation and Mr. Joseph M. Braas shall be employed as Senior Vice President of the Surviving Corporation, each pursuant to the terms and conditions of their respective Employment Agreements.

         16. BOARD OF DIRECTORS. On the Effective Date, J. Roger Moyer, Jr., Thomas Dautrich, George W. Graner and other individuals mutually agreed upon by EFI and Sterling shall be appointed to the board of directors of EFI and shall serve until such time as their successors have been duly elected, qualified, or appointed.

         17. ESCROW ACCOUNT. On or prior to the Closing Date, Sterling and EFI shall enter into an Escrow Agreement appointing and designating a bank and trust company mutually agreed upon by Sterling and EFI as escrow agent to hold and disperse sums deposited with the escrow agent (the "Escrow Reserve Fund") in accordance with the terms and conditions thereof, which terms and conditions shall not contradict the following:

                  (a) On the Closing Date, Sterling shall deliver to the escrow agent the sum of One Million Sixty-five Thousand Dollars ($1,065,000) representing the Reserve Consideration. The escrow agent will hold the Escrow Reserve Fund in an interest-bearing account. All interest earned on the Escrow Reserve Fund shall accrue to and be disbursed to Sterling.

                  (b) The escrow agent shall distribute sums from the Escrow Reserve Fund as follows:

                       (i) a distribution shall be made if post-closing adjustment payment to Sterling is due as described in
                       Section 2(i) hereof;

                       (ii) distributions shall be made if losses, liabilities, expenses and cost are incurred by Sterling relating to an investigation, audit or examination by the IRS or any other applicable state taxing authority or an assessment or other imposition of additional tax liability to Sterling resulting from a

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                       determination by the IRS or any other applicable state
                       taxing authority that any of the representations made in Sections 4(h) or 4(s) hereof are untrue, incorrect or incomplete or have been otherwise breached. The Escrow Reserve Fund is the exclusive remedy to Sterling for a breach of Sections 4(h) and 4(s) hereof, except in cases of fraud or intentional or reckless misrepresentation.

                       (iii) a distribution shall be made on the second anniversary of the Closing Date of fifty percent (50%) of the amount remaining in the Escrow Reserve Fund, minus accrued interest, on such date if and only if there is no investigation, audit, examination or litigation pending on that date with respect to the representations made in Sections 4(h) or 4(s) hereof.

                       (iv) a distribution shall be made on the third anniversary of the Closing Date of the entire amount, minus accrued interest, remaining in the Escrow Reserve Fund on such date if and only if there is no investigation, audit, examination or litigation pending on that date with respect to the representations made in Sections 4(h) or 4(s) hereof.

                       (v) in the event that the distribution described in subsection (b)(iv) of this Section 17 is not made, the final distribution shall be made upon the final disposition of any investigation, audit, examination or litigation in connection with a breach of Section 4(h) or 4(s) hereof.

               (c) All distributions to the former shareholders of EFI shall be on a pro rata basis.

               (d) All former shareholders of EFI shall be represented by three former directors of EFI to be named in the Escrow Agreement (the "EFI Representatives") who shall serve in such capacity without compensation.

         18. ENTIRE AGREEMENT. This Agreement, and all exhibits and schedules attached hereto, embody the entire agreement among the parties hereto with respect to the matters agreed to herein. All prior negotiations, discussions and agreements by and among the Parties hereto with respect to matters agreed to in this Agreement, or the exhibits or schedules hereto, are hereby superseded and shall have no force or effect.

         19. PUBLICITY. The content and timing of all publicity and announcements concerning this Agreement, and all transactions contemplated by this Agreement, shall be subject to joint consultation and approval of the Parties hereto, subject, however, to the legal obligations applicable to public companies.

         20. AMENDMENT AND WAIVER. Neither this Agreement, nor any term, covenant, condition or other provision hereof, may be amended, modified, supplemented, waived, discharged or terminated except by a document in writing signed by responsible officers and duly authorized by the respective boards of directors of the Parties hereto.



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         21.      GOVERNING LAW. This Agreement shall be governed by and
                  construed in accordance with the laws of the Commonwealth of Pennsylvania except to the extent that federal law is controlling.

         22. COMMUNICATIONS. All notices, claims, requests, demands, consents and other communications which are required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if hand delivered, sent by recognized overnight delivery service, sent by certified or registered mail, postage prepaid, return receipt requested, or by confirmed telecopy as follows:

                       (a) IF TO STERLING, to:

                           STERLING FINANCIAL CORPORATION
                           101 North Pointe Boulevard
                           Lancaster, PA 17601
                           Attn: J. Roger Moyer, Jr., Senior
                           Executive Vice President and Chief
                           Operating Officer

                           or to such other person or place as shall be designated to EFI in writing, and with a copy to:


                           Nicholas Bybel, Jr., Esquire
                           SHUMAKER WILLIAMS, P.C.
                           3425 Simpson Ferry Road
                           Camp Hill, PA 17011


                      (b)  IF TO EFI, to:

                           EQUIPMENT FINANCE, INC.
                           P.O. Box 5366
                           Lancaster, PA 17606
                           Attn: George W. Graner, President

                           or to such other person or place as shall be designated to Sterling in writing, and with a copy to:

                           Jesse C. Robinson, Esquire
                           BARLEY, SNYDER, SENFT & COHEN, LLC
                           126 East King Street
                           Lancaster, PA 17602


                      Any such notice or other communication so addressed shall be deemed to have been received by the addressee (i) if hand-delivered or sent by overnight delivery, on the next business day following the date so delivered or sent, (ii) if sent by registered or certified mail, five (5) business days following the date sent, or (iii) if sent by telecopy, upon verbal telephone confirmation of receipt thereof by an individual authorized to accept telecopy communications at the above-specified telecopy number as of the date of such receipt or confirmation.

                23. SUCCESSORS AND ASSIGNS. The rights and obligations of the Parties hereto shall inure to the benefit of and shall be binding upon the successors and assigns

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                      of each of them; provided, however, that neither this
                      Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any Party hereto without the prior written consent of the other Party.

                  24. HEADINGS, ETC. The headings of the Sections and
                      Subsections of this Agreement have been inserted for convenience only and shall not be deemed to be a part of this Agreement.

                  25. CERTAIN DEFINITIONS; INTERPRETATION. As used in this
                      Agreement, the following terms shall have the meanings indicated:

                      "Material" means Material to the party in question (as the case may be) and its respective subsidiaries, taken as a whole.

                      "Material Adverse Effect," with respect to a Person, means any condition, event, change or occurrence that has or results in an effect which is Material and adverse to (A) the financial condition, properties, assets, business or results of operations and future prospects of such Person and its subsidiaries, taken as a whole, or (B) the ability of such Person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement.

                      "Person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

                      "Subsidiary," with respect to a Person, means any other Person controlled by such Person.

                  26. SEVERABILITY. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties shall use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents of this Agreement.

                  27. NO THIRD PARTY BENEFICIARY. Except as expressly provided for herein, nothing in this Agreement is intended to confer upon any person who is not a Party hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                  28. COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each Party, or that the signatures of all Persons required to bind any Party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each Party, or that the signatures of the Persons required to bind any Party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the Parties hereto.


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                  29. FURTHER ASSURANCES. Each Party will execute and deliver such instruments and take such other actions as the other Party hereto may reasonably request in order to carry out the intent and purposes of this Agreement.



IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed, as of the date set forth above.




ATTEST:                                      STERLING FINANCIAL
                                             CORPORATION

By:      /s/ Ronald L. Bowman                By: /s/ J. Roger Moyer, Jr.
-------------------------------              ---------------------------
                                             J. Roger Moyer, Jr.,
                                             Senior Executive Vice
                                             President and Chief Operating
                                             Officer



ATTEST:                                      STERLING EFI
                                             ACQUISITION CORPORATION


By:                                         By:  /s/ J. Roger Moyer, Jr.
-------------------------------              ---------------------------




ATTEST:                                     EQUIPMENT FINANCE, INC.


By:   /s/ Michael J. Schlager            By:      /s/  George W. Graner
-------------------------------              ---------------------------
                                             George W. Graner, President

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